UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LeMaitre Vascular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

April 16, 2024

Dear Fellow Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of LeMaitre Vascular, Inc., which will be held at 10:00 a.m. on Monday, June 3, 2024, at our offices at 32 Third Avenue, Burlington, Massachusetts 01803.

This booklet includes a notice of meeting and proxy statement. The proxy statement describes the business to be conducted at the meeting and provides other information that you should know when you vote your shares.

It is important that your shares be represented whether or not you attend the meeting. You can vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it promptly using the envelope provided.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about LeMaitre or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

George W. LeMaitre
Chairman and Chief Executive Officer

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Time, on Monday, June 3, 2024

PLACE	LeMaitre Vascular, Inc. 32 Third Avenue Burlington, Massachusetts 01803

ITEMS OF BUSINESS

(1) To elect three Class III directors nominated by the Board of Directors for three-year terms.

(2) To conduct an advisory vote on the compensation of the Company’s named executive officers.

(3) To approve the Fourth Amended and Restated 2006 Stock Option and Incentive Plan.

(4) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024.

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you were a stockholder of record on April 5, 2024.

ANNUAL REPORT	Our 2023 annual report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING

Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote by marking, signing, dating, and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you do attend the meeting, you may revoke your proxy and vote by ballot. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Joseph P. Pellegrino
Chief Financial Officer, Director and Secretary

April 16, 2024

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 3, 2024

This proxy statement, the notice of the annual meeting, a sample proxy card, our 2023 annual report to stockholders and directions to attend the Annual Meeting in person are available at http://www.lemaitre.com/proxy.

The Board of Directors recommends that you vote FOR each of proposals one, two, three and four.

LEMAITRE VASCULAR, INC.

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why did I receive these proxy materials?

You are receiving these proxy materials in connection with the solicitation of proxies on behalf of the Board of Directors (“Board” or “Board of Directors”) of LeMaitre Vascular, Inc. (“we,” “us,” “our,” “LeMaitre” or the “Company”) for use at the Annual Meeting of Stockholders on June 3, 2024 (“Meeting”). We are sending this proxy statement to all stockholders of record as of the close of business on April 5, 2024 (“Record Date”) on or about April 22, 2023. You may obtain additional copies of this proxy statement and proxy card, as well as our 2023 annual report, at the following Internet website: http://www.lemaitre.com/proxy.

What will stockholders vote on at the Meeting?

Stockholders will vote on four items at the Meeting:

•	to elect three Class III directors nominated by the Board of Directors for three-year terms;
•	an advisory vote on the compensation of the Company’s named executive officers as defined in the section titled Compensation Discussion and Analysis (“NEOs”);
•	to approve the Fourth Amended and Restated 2006 Stock Option and Incentive Plan; and
•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024.

Will there be any other items of business on the agenda?

Aside from the matters described above, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of the three nominees as directors;
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs;
•	“FOR” the approval of the Fourth Amended and Restated 2006 Stock Option and Incentive Plan; and
•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024.

What vote is required to approve each proposal?

•

For Proposal 1, the election of directors, the nominees receiving the highest number of affirmative votes of the shares present, either in person or represented by proxy, and entitled to vote at the Meeting shall be elected as directors, subject to the director resignation policy described below under “Corporate Governance-Director Resignation Policy.” Only votes “For” or “Withhold” will affect the outcome.

•

For Proposal 2, the advisory vote to approve the compensation of the Company’s NEOs, Proposal 3, the approval of the Fourth Amended and Restated 2006 Stock Option and Incentive Plan, and for Proposal 4, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current year, an affirmative vote of a majority of the votes properly cast for and against such matter, is required for approval. Abstentions will not be counted towards the vote total and will have no impact on the outcome of the vote for this proposal.

Who is entitled to vote at the Meeting?

Stockholders of record of our common stock at the close of business on the Record Date will be entitled to vote at the Meeting. As of that date, April 5, 2024, there were 22,445,999 shares of common stock outstanding and entitled to vote. We are soliciting proxies on behalf of the Board of Directors to give all stockholders who are entitled to vote on the matters that come before the Meeting the opportunity to do so whether or not they attend the Meeting in person.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Meeting in person or represented by proxy. On the Record Date, there were 22,445,999 shares of common stock outstanding and entitled to vote, meaning that 11,223,000 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Meeting in person or represented by proxy may adjourn the Meeting to another date.

What are my voting rights?

Holders of common stock are entitled to one vote per share.

How do I vote?

You may either vote “For” any nominee to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person even if you have already voted by proxy. To vote in person, come to the Meeting and we will give you a ballot when you arrive. You may obtain directions to the Meeting at the following Internet website: http://www.lemaitre.com/proxy. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

What if I return a proxy card or otherwise vote but do not make specific choices?

The persons named as attorneys-in-fact in the proxies, George W. LeMaitre and Joseph P. Pellegrino, Jr., were selected by the Board of Directors and are officers of LeMaitre. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy, the shares represented by the proxy will be voted in accordance with that specification. If no such specifications are indicated, such proxies will be voted in accordance with the recommendations of the Board of Directors. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What can I do if I change my mind after I vote my shares?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the final vote at the Meeting. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary, at or before the taking of the final vote at the Meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested) and executive compensation, including advisory votes on executive compensation and on the frequency of holding advisory votes on executive compensation.

What effect do abstentions and broker non-votes have?

Abstentions and “broker non-votes” are not considered voted for the particular matter, if applicable, and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Proposals 1, 2 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 4 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 4.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for these solicitation activities. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who tabulates the votes?

An automated system administered by our transfer agent, Computershare Investor Services, tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the Meeting.

What proxy materials are available on the internet?

The proxy statement, our 2023 annual report to stockholders and a sample proxy card are available at http://www.lemaitre.com/proxy.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table identifies the director nominees to be elected at the Meeting and our directors, executive officers, and certain individuals that we believe are our key employees and sets forth the positions with us held by each such person currently and the age of each such person as of April 1, 2024.

Name	Age	Position
George W. LeMaitre(1)	59	Chairman of the Board and Chief Executive Officer
David B. Roberts(1)	60	President and Director
Joseph P. Pellegrino, Jr.(1)(2)	59	Chief Financial Officer and Director
Trent G. Kamke(1)	53	Senior Vice President, Operations
Kimberly L. Cieslak	51	Vice President, Marketing
Ryan H. Connelly	46	Senior Vice President, Advanced Manufacturing Engineering
Giovannella Deiure	55	Vice President, Sales – Southern Europe
Helen Goulding	63	Vice President, Sales – Northern Europe
Maik D. Helmers	50	Senior Vice President, Sales – Central Europe
David Hissong	54	Vice President, General Counsel
Andrew Hodgkinson	48	Senior Vice President, Clinical, Regulatory and Quality Affairs
Chance Kriesel	51	Area Sales Manager, West and Gulf Coast USA
Roli Kumar-Choudhury	45	Vice President, Quality Affairs
Ina Leininger	41	Regional Sales Manager, Southern Germany & Switzerland
Stéphane Maier	47	Senior Vice President, Operations – EMEA
Christopher D. Minnett	51	Vice President Sales & Marketing - Americas
Daniel J. Mumford	42	Senior Director, Human Resources
Jonathan W. Ngau	50	Vice President, Information Systems
Jeanwon D. Park	34	Director, Sales – Northeast Asia
Jacob Petersen	47	Senior Vice President, International
James Russell	48	Vice President, Production and Supply Chain
Kathryn L. Tebbe	42	Senior Director, Financial Reporting
Xiang Zhang	51	Vice President, Regulatory Affairs
Lawrence J. Jasinski(2)	66	Director
John J. O’Connor(2)	76	Director
Bridget A. Ross	59	Director
John A. Roush	59	Director
Martha Shadan	68	Director

(1)	Executive officer
(2)	Director nominee

Director Nominees

Class III Directors (Current terms expire at our 2024 annual meeting)

Lawrence J. Jasinski has served as a member of our Board of Directors since 2003. Mr. Jasinski is the Chief Executive Officer of Lifeward Inc. (formerly ReWalk Robotics Ltd.), a Nasdaq–listed company that has created and commercialized the first Exoskeleton Technology, which enables paralyzed individuals to have the ability to walk again. He has also served on the Board of Directors of Lifeward since 2012. From 2005 until 2012, he was President and Chief Executive Officer of Soteira, Inc., a company that offered products which treated individuals with vertebral compression fractures. From 2000 to 2005, he was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease. From 1985 to 2000, Mr. Jasinski worked at Boston Scientific Corporation (“BSC”) and served as its Vice President of Global Marketing, BSC Vascular, from 1998 to 2000. Mr. Jasinski received a B.S. in Marketing from Providence College and an M.B.A. from the University of Bridgeport. Mr. Jasinski is also a member of the Board of Directors for Massachusetts Bay Lines, a company that offers commuter services and other commercial vessel services in the Boston Harbor and Islands. The Board has concluded that Mr. Jasinski should serve on our Board due to his experience serving in a variety of executive level positions, coupled with his more than 20 years of experience in the medical device industry, which provides the Board with an understanding of the current trends as well as provides us with deeper contacts in the industry. Mr. Jasinski also provides the Board with operational experience, including building and organizing an effective sales force, seeking and obtaining regulatory approvals for medical devices, and managing significant manufacturing operations.

John J. O’Connor has served as a member of our Board of Directors since 2008. Prior to his retirement in December 2006, Mr. O’Connor was a partner at PricewaterhouseCoopers LLP, an independent public accounting firm, from 1982 to December 2006, most recently serving as Vice Chairman of Services from June 2002 to November 2006. Mr. O’Connor served as the leader of the U.S. audit practice at PricewaterhouseCoopers from September 2000 to June 2002, and served as the Managing Partner of the firm’s Boston office from 1995 to September 2000. He is a director of mTuitive, Inc., a developer of clinical data capture and synoptic reporting software for use by healthcare professionals, Health Data Analytics, Inc., a healthcare analytics company, Corvent Medical, Inc., a medical device company, and Almond Fintech, a digital payments company. He previously served on the board of Aspect Medical Systems and Abt Associates. Mr. O’Connor is a graduate of Suffolk University and has attended the Harvard Business School’s Leadership in Professional Service Firms program and the executive M.B.A. program at the Amos Tuck School at Dartmouth College. The Board has concluded that Mr. O’Connor should serve on our Board due to his extensive capabilities in public financial accounting, his financial expertise, his experience and knowledge of operational management and strategic planning, and his insight into the operational challenges of a public company finance department. In addition, this experience qualifies Mr. O’Connor as an “audit committee financial expert.”

Joseph P. Pellegrino, Jr. has served as our Chief Financial Officer since 2007 and as a member of our Board of Directors since October 2016. Mr. Pellegrino joined us as our Executive Vice President, Finance, in 2005. From 1997 to 2003, Mr. Pellegrino worked at Zoots, Inc., a consumer services company founded by the founders of Staples, Inc., where most recently he served as Senior Vice President of Operations. Previously, Mr. Pellegrino built and sold a regional mall-based specialty retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. Mr. Pellegrino is a director of Access Vascular, Inc., a medical device company focused on venous access devices. Mr. Pellegrino received an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School. The Board has concluded that Mr. Pellegrino should serve on our Board due to his extensive knowledge of our business, his responsibility within the organization for our finances and his operational and financial experience gained with prior employers.

Continuing Directors

Class I Directors (Current terms expire at our 2025 annual meeting)

George W. LeMaitre has served as our Chief Executive Officer and as a member of our Board of Directors since 1992, serving as our Chairman since 2004. Previously, Mr. LeMaitre was an investment banking analyst at Lehman Brothers, an associate at the leveraged buyout firm McCown De Leeuw and a credit analyst for Connecticut National Bank. Mr. LeMaitre received a B.A. in History from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. The Board has concluded that Mr. LeMaitre should serve on our Board due to his extensive knowledge of our business, his role since 1992 as our principal executive officer, and his corporate vision, operational knowledge and his strategic guidance to the Board.

David B. Roberts has served as our President since 2007 and as a member of our Board of Directors since 2001. Mr. Roberts joined us in 1997 as Vice President of Business Development and was promoted to Chief Financial Officer in 2000, which position he held until 2007. Mr. Roberts worked from 1994 to 1997 at BUCA, Inc., and from 1992 to 1994 at Hancock Venture Partners. Mr. Roberts received a B.A. in Business Economics and History from Brown University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Roberts is a director of Lexington Medical, Inc. and of Parasole Restaurant Holdings, Inc. The Board has concluded that Mr. Roberts should serve on our Board due to his extensive knowledge of our business, his responsibility within the organization for strategic transactions, and his thorough understanding of the industry in which we operate and the opportunities and challenges that we face.

Martha Shadan has served as a member of our Board of Directors since September 2022. Ms. Shadan was the president and chief executive officer at Miach Orthopaedics, Inc. from 2019 to 2022. From 2018 to 2019, Ms. Shadan served as global vice president of marketing at Smith & Nephew plc, following its acquisition of Rotation Medical, where she was president and chief executive officer from 2013 to 2018. Prior to joining Rotation Medical, from 2011 to 2013, she was the president of the trauma division at Zimmer Biomet, and from 2007 to 2011, she served at Covidien as vice president/general manager of Vascular Therapies and vice president/general manager BioSurgery and Sports Surgery. She also previously held positions at Bristol Myers Squibb Co. and Merck Millipore. Ms. Shadan has served on the board of Advanced Medical Technology Association (AdvaMed) since 2017. She is the past chair of the AdvaMed I&D initiative, AdvaMed Advance. She also serves on the board of CVRx, Inc. (NASDAQ:CVRX), a medical device company with products that address heart failure and resistant hypertension. Ms. Shadan is the chair of the board for BrilliantStrings Therapeutics, an early-stage start-up focused on healing soft tissue injuries. Ms. Shadan has a Master of Business Administration from Northeastern University, a Master of Science in biology from Michigan State University and a bachelor of science in biology from the University of New Hampshire. The Board has concluded that Ms. Shadan should serve on our Board due to her decades of experience in the life sciences industry as a business leader in a variety of both large and start-up organizations and her strength in commercialization and regulatory approvals.

Class II Directors (Current terms expire at our 2026 Annual Meeting)

Bridget A. Ross has served as a member of our Board of Directors since April 2020. Ms. Ross serves as CEO and Board Director of ChroniSense Medical, an early-stage medical device company focused on transforming chronic care with Polso CONNECT™, a remote patient monitoring solution. Ms. Ross serves as advisor to Breathe Biomedical (formerly Picomole), a medical technology company focused on developing breath tests for breast and other cancers. She is the Leader of the Innovation Investing Council at The Committee of 200 (C200.org), an association driven to advance women in business leadership. Ms. Ross has served as a mentor for the Canadian Technology Accelerator and MassMEDIC’s IGNITE Accelerator program. From 2017 to 2018, Ms. Ross was President of the Global Medical Group and member of the Executive Management team at Henry Schein, Inc., an international medical and dental product distributor/solutions provider. From 1988 to 2017 she held numerous senior leadership roles at Johnson & Johnson where she was responsible for the commercial success of a variety of businesses and for bringing a number of innovations to market. Most recently she served as VP of Commercial Operations for Medical Devices, J&J North America. She holds a Bachelor of Commerce degree from the University of Alberta. The Board has concluded that Ms. Ross should serve on our Board due to her strong executive management skills, knowledge of the medical device industry and breadth of functional, geographic, and therapeutic experience gained during her 30+ year career.

John A. Roush has served as a member of our Board of Directors since 2014. Mr. Roush serves as an operating executive advisor to ACON Investments, LLC, a private equity firm. He currently serves on the board of two privately held ACON portfolio companies: 1) Pine Environmental, LLC, which provides equipment and services to the environmental testing industry and 2) Novipax, LLC, which supplies absorbent pads to the poultry industry. He also serves as a board director and member of the Compensation Committee and Nominating & Corporate Governance Committee for Advanced Energy Industries, Inc. (NASDAQ: AEIS). Mr. Roush also serves as a board director for Targan, a privately held company that is developing vaccine delivery technology for animal health markets. Mr. Roush previously served as chairman of the board and chief financial officer of ACON S2 Acquisition Corporation (NASDAQ:STWO), which was a publicly-traded acquisition company that merged with ESS Inc. (NYSE:GWH) in October 2021. He also previously served as chairman of the board of two additional privately held ACON portfolio companies that were sold in 2021. Prior to his involvement with ACON Investments, Mr. Roush served as Chief Executive Officer and a member of the Board of Directors of Novanta Inc., a global supplier of precision photonic components and subsystems to original equipment manufacturers (OEMs) in the medical, industrial, scientific and microelectronics markets, from 2010 to 2016. Prior to joining Novanta Inc., he was a corporate officer and served in several senior leadership positions for twelve years with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation; AlliedSignal, Inc., now Honeywell International; McKinsey & Company Inc. and General Electric. Mr. Roush received a B.S. in Electrical Engineering from Tufts University and an M.B.A. from the Harvard Business School. The Board has concluded that Mr. Roush should serve on our Board due to his experience at an executive level and his more than 20 years of experience supplying products in the medical device and life sciences industries.

Board Skills Matrix

The following matrix provides supplemental information about certain major areas of knowledge, skill or experience our directors may possess. While our Board considers the areas listed below as most relevant to our business, it is not a comprehensive list of all areas in which our directors possess expertise or experience valuable in their service on our Board. Additionally, the degree of knowledge, skills or experience may vary among members.

Knowledge, Skills or Experience	Jasinski	LeMaitre	O’Connor	Pellegrino	Roberts	Ross	Roush	Shadan
Public Company Board Experience	✔	✔	✔	✔	✔	✔	✔	✔
Financial and Accounting	✔	✔	✔	✔	✔	✔	✔	✔
Risk Management	✔		✔	✔		✔	✔	✔
Regulatory	✔	✔	✔		✔	✔	✔	✔
HR/Compensation	✔	✔		✔		✔	✔	✔
Executive Experience	✔	✔	✔	✔	✔	✔	✔	✔
Operations	✔	✔	✔	✔	✔	✔	✔	✔
Strategic Planning/Oversight	✔	✔	✔	✔	✔	✔	✔	✔
Medical Device Industry Experience	✔	✔	✔	✔	✔	✔	✔	✔
Mergers & Acquisitions	✔	✔	✔	✔	✔	✔	✔	✔
Global Experience	✔	✔	✔	✔	✔	✔	✔	✔
Sales & Marketing	✔	✔		✔	✔	✔	✔	✔
Research & Development	✔	✔			✔	✔	✔	✔

Other Executive Officers and Key Employees

Executive Officers

Trent G. Kamke has served as our Senior Vice President, Operations since 2005. Mr. Kamke joined us in 1997 as Quality Assurance Manager. From 1999 to 2005, Mr. Kamke served as our Vice President, Operations. Prior to joining us in 1997, Mr. Kamke was employed by Haemonetics Corporation, which designs, manufacturers, and markets automated blood processing equipment. Mr. Kamke received a B.A. in Physics from Colby College and a B.E. from the Thayer School of Engineering at Dartmouth College.

George W. LeMaitre, David B. Roberts and Joseph P. Pellegrino, Jr. are also executive officers of the Company. See “Director Nominees” and “Continuing Directors” above for additional information. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.

Key Employees

Kimberly L. Cieslak has served as our Vice President, Marketing since 2003. Ms. Cieslak joined us in 1998 and was promoted to Director of Marketing in 2001. Prior to joining LeMaitre, Ms. Cieslak worked in the insurance division of General Electric. Previously, Ms. Cieslak was employed by the law firm Hudson and Co. in London, England. Ms. Cieslak received a B.A. in Economics from the University of Michigan.

Ryan H. Connelly has served as our Senior Vice President, Advanced Manufacturing Engineering, since January 2023 having been promoted from VP, Research and Development. Mr. Connelly joined us in 2002 and has held the additional positions of R&D Engineer, Senior R&D Engineer, and Co-General Manager of our Phoenix facility and Director, Research and Development during that time. From 2001 to 2002, Mr. Connelly worked as a research and development engineer at Panduit Corporation, a network and electrical solutions provider. Mr. Connelly received a B.S. in Mechanical Engineering and an M.S. in Manufacturing Engineering from Boston University.

Giovannella Deiure has served as our Vice President, Sales – Southern Europe since May 2019. Ms. Deiure joined us in 2009 as our Country Manager, Italy and was promoted to Director, Italy and Iberia in 2014. In 2018 she assumed responsibility for France as well, with the title Director, Southern Europe. From 2004 to 2009, she served as Sales and Marketing Manager of Arrow Italy S.p.A. From 2001 to 2004 she worked in the Business Unit of Cardiac Surgery Business of Medtronic Italia S.p.A. in a variety of marketing and sales positions. Previously she was employed by DePuy Italia S.r.L in the marketing department. Ms. Deiure received a degree in Electronic Engineering from Politecnico of Milan University and an M.B.A. from the same institution.

Helen Goulding has served as our Vice President, Sales – Northern Europe since January 2023, having been promoted from Director, Sales – Northern Europe. Ms. Goulding joined us in 2006 and has held the positions of UK Sales Representative, UK Sales Manager and Sales Director UK/Benelux. Prior to joining LeMaitre, Ms. Goulding worked for Edwards Lifesciences in the Vascular and Endovascular market.

Maik D. Helmers has recently rejoined the Company as our Senior Vice President, Sales – Central Europe in April 2024. Mr. Helmer initially joined LeMaitre in 1999 as a Sales Representative for northern Germany and was subsequently promoted to Sales Manager of Germany, Sales Manager Germany & Austria, Sales Manager Central Europe, and finally Vice President, Sales - Central Europe from 2006 to 2019. Mr. Helmers served as Regional Manager Aortic at Terumo Aortic from 2019 to 2024. Mr. Helmers received a Diploma in Sales and Marketing from DVS Germany.

David Hissong has served as our Vice President, General Counsel since April 2023. Prior to joining LeMaitre, Mr. Hissong held various positions at Thermo Fisher Scientific, Inc. from 2005 to 2022, including Group General Counsel, Interim VP of Quality/Regulatory and most recently as Deputy General Counsel & Chief Compliance Counsel. From 2003 to 2005 and 2002 to 2003, he served as Assistant General Counsel at Lear Corporation and Textron Fastening Systems, respectively. From 2001 to 2002 and 1997 to 2001, he was an attorney at Butzel Long and Cox, Hodgman and Giarmarco, respectively. Mr. Hissong received his B.A. in Political Science from the University of Michigan in Ann Arbor and J.D. from the Ohio State University Moritz College of Law.

Andrew Hodgkinson has served as our Senior Vice President, Clinical, Regulatory and Quality Affairs since 2013. Mr. Hodgkinson joined us in 2000 as Production Supervisor and was promoted to Production Manager in 2003, Director, Manufacturing in 2006, Director, Clinical Affairs in 2007, Vice President, Clinical and Regulatory Affairs in 2008 and Vice President, Clinical, Regulatory and Quality Affairs in 2011. Mr. Hodgkinson received a B.A. in Economics from the Whittemore School of Business and Economics at the University of New Hampshire.

Chance Kriesel has served as our Area Sales Manager, West and Gulf Coast USA since April 2024. Mr. Kriesel joined us in 2003 and has held the positions of Sales Representative, Regional Sales Manager and Director of Sales – West, and Vice President of Sales, Americas. Prior to joining LeMaitre, Mr. Kriesel was a Captain in the U.S. Army and a UH60 Blackhawk pilot responsible for leading various teams as an operations officer, logistics officer and personnel officer. Following his service in the military, Mr. Kriesel worked at Ethicon Endo-Surgery. Mr. Kriesel has a B.S. in Environmental Engineering from the United States Military Academy at West Point and an M.B.A. in Health Care Management from the University of Phoenix.

Roli Kumar-Choudhury has served as our Vice President, Quality Affairs since December 2019. Ms. Kumar-Choudhury joined us in 2002 and has held the positions of Quality Engineer, Quality Supervisor, Quality Manager and Director, Quality Assurance. Ms. Kumar-Choudhury received a B.E. in Biomedical Engineering from Vanderbilt University, an M.S. in Biomedical Engineering from the University of Connecticut and an M.B.A. from the University of Massachusetts – Isenberg School of Management.

Ina Leininger has served as our Regional Sales Manager – Southern Germany and Switzerland since April 2024. Ms. Leininger joined us in 2011 and has held the positions of Sales Representative, Regional Sales Manager, Southern Germany, and Director, Sales – Central Europe. Prior to joining LeMaitre, she was a pharmaceutical sales representative. Ms. Leininger has a B.S. in Nutritional Sciences and Home Economics and an M.S. in Nutrition from the University of Giessen, Germany.

Stéphane Maier has served as our Senior Vice President, Operations – EMEA since April 2024. Mr. Maier joined us in 2000 and held the position of Manager, European IT, in our French facility. In 2003, he joined our European headquarters in Germany as Manager, International IT. Mr. Maier was promoted to Director, International IT and Administration in 2011, then to Director, International Operations in 2013, then to Vice President, EMEA Operations in 2018 and to Senior Vice President, EMEA in 2020. From 1999 to 2000, he worked as IT project manager for Total S.A. headquarters in Paris, France. Mr. Maier received a Diploma in Sales and Administration and a technical degree in IT Management from the IPI Colmar, France.

Christopher D. Minnett has served as our Vice President, Sales and Marketing – Americas since April 2024. Mr. Minnett joined LeMaitre in 2013 and has held the positions of Sales Representative, Area Sales Manager-North, and Country Manager, Canada. Prior to joining LeMaitre, Mr. Minnett was a trained paramedic in Ontario, Canada, held a supervisory role in the distribution and environmental services department at Joseph Brant Memorial Hospital and worked as a Sales Consultant at American Medical Systems, a urological medical device company. Mr. Minnett graduated with a B.A. in Health Sciences from Brock University and also has an M.B.A. from Charles Sturt University.

Daniel J. Mumford has served as our Senior Director, Human Resources since December 2023. He joined LeMaitre as Director, Human Resources in January 2020. Prior to joining LeMaitre, Mr. Mumford worked as Global Franchise HR Leader at Johnson & Johnson DePuy Synthes from 2017 to January 2020. He also founded Staff Designs, an HR software startup, which he ran from 2015 to 2017, and he served as Senior HR Partner at Becton, Dickinson and Company from 2006 to 2015. Mr. Mumford received a B.A. in Political Science from Loyola University Maryland and an M.B.A. from Fordham University.

Jonathan W. Ngau has served as our Vice President, Information Systems since 2003 and previously served as our Director of Information Technology from 2000 to 2003. Since joining us in 1996, Mr. Ngau has implemented and managed all information technology, application development, infrastructure operations, business intelligence, compliance and cybersecurity for all of LeMaitre’s facilities. Mr. Ngau received a B.A.B.S. in Marketing and Information Systems from Boston University.

Jeanwon D. Park has served as our Director, Sales – Northeast Asia since April 2024. Mr. Park joined us in 2021 as Chief of Staff and was promoted to Chief of Staff & Product Manager – Artegraft in 2024. Prior to joining LeMaitre, Mr. Park was a Finance Manager at Thermo Fisher Scientific, a Consultant at Aon, and a Senior Investment Analyst at Cambridge Trust Company. Mr. Park received a B.S. in Business Administration from Babson College and an M.B.A. from the University of Chicago Booth School of Business.

Jacob Petersen has served as our Senior Vice President, International since April 2024. Mr. Petersen joined us in 2018 as Vice President, APAC, at which time he established our APAC headquarters in Singapore and was promoted to Senior Vice President, APAC in 2023. Prior to joining LeMaitre, Mr. Petersen was employed in the Surgical Workflow division of Getinge from 2007 to 2018, most recently in the position of Senior Director from 2016 to 2018. Mr. Petersen has 15 years of working experience in APAC in the Philippines, Thailand and Singapore. Mr. Petersen received an M.A. in International Business and Modern Languages from University of Southern Denmark.

James Russell has served as our Vice President, Production and Supply Chain since October 2020. Mr. Russell joined us in 2004 and has held the positions of Buyer/Planner and Materials Manager during that time. Mr. Russell was promoted to Operations Manager in 2010 and to Director, Operations in 2017. From 1999 to 2002, Mr. Russell worked as a Materials Planner for Pacific Scientific, and from 2002 to 2004, he worked as a Buyer/Planner for CMC Torque Systems. Mr. Russell received a B.A. in Business Administration from Merrimack College.

Kathryn L. Tebbe has served as our Senior Director, Financial Reporting since April 2023. Ms. Tebbe joined us in 2015 as Manager of Financial Reporting and was promoted to Senior Manager of Financial Planning & Analysis in 2017 and then Director, Financial Reporting in 2019.  Prior to joining LeMaitre, Ms. Tebbe was an Assurance Manager at PricewaterhouseCoopers from 2012 to 2015.  From 2004 to 2012, she was an Audit Manager with Feeley & Driscoll, P.C.  Ms. Tebbe received a B.S. in Business Administration with an accounting concentration from Bryant University and has a Massachusetts Certified Public Accountant (CPA) license.

Xiang Zhang has served as our Vice President, Regulatory Affairs since 2016. He first joined us as Regulatory Affairs Specialist in 2009 and was promoted to Senior Regulatory Specialist in 2010. From 2011 to 2012, he served as Director of Regulatory Affairs at Smith & Nephew. He rejoined our Company in 2012 as Director of Regulatory and was promoted to Global Director of Regulatory in 2014. Mr. Zhang received a Ph.D. in Chemistry from Rutgers University in 2001.

Board Diversity Matrix

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Any director who has chosen not to identify as any race or not to identify as LGBTQ+ has been included in the “Did Not Disclose Demographic Background” category.

Board Diversity Matrix (As of April 5, 2024)
Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth certain information regarding beneficial ownership of our common stock as of March 5, 2024:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	by each of our NEOs;
•	by each of our directors or nominees; and
•	by all of our directors and executive officers as a group.

Unless otherwise indicated below, each person listed below maintains a business address in the care of LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, MA 01803 and has sole voting and investment power with respect to all shares of common stock owned.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders(2)
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	3,296,788	14.8%

Conestoga Capital Advisors, LLC(4) 550 E. Swedesford Road, Ste 120 Wayne, PA 19807	2,061,262	9.26%

Copeland Capital Management, LLC(5) 161 Washington St, Suite 1325 Conshohocken, PA 19428	1,259,961	5.7%

The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	1,548,870	6.96%

Named Executive Officers
George W. LeMaitre(7)	2,202,334	9.83%
David B. Roberts(8)	40,682	*
Joseph P. Pellegrino, Jr.	8,809	*
Trent G. Kamke(9)	25,679	*

Directors
Lawrence J. Jasinski	10,419	*
John J. O’Connor(10)	75,929	*
Bridget A. Ross(11)	21,144	*
John A. Roush(12)	28,144	*
Martha Shadan(13)	2,770	*
All executive officers and directors as a group (9 persons)(14)	2,415,910	10.79%

*	Represents less than 1% of the outstanding common stock
(1)

This table is based upon information supplied by executive officers, directors and principal stockholders and in their filings with the U.S. Securities and Exchange Commission (“SEC”). Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options that are or will become exercisable within 60 days of March 5, 2024. Applicable percentage of ownership is based upon 22,396,291 shares of common stock outstanding as of March 5, 2024. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 5, 2024, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

(2)

This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the Securities and Exchange Commission with respect to holdings of the Company’s common stock as of December 31, 2023.

(3)

In its Schedule 13G/A, BlackRock, Inc. states that it is the parent holding company or control person of the following entities, which acquired the shares beneficially held by BlackRock, Inc.: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Asset Management Schweiz AG, BlackRock (Netherlands) B.V., BlackRock Japan Co., Ltd. and BlackRock Investment Management, LLC.

(4)

In its Schedule 13G/A, Conestoga Capital Advisors, LLC indicates that it is an investment adviser that indirectly beneficially owns shares on behalf of accounts and through Conestoga Small Cap Fund also on behalf of accounts.

(5)	In its Schedule 13G, Copeland Capital Management, LLC indicates that it is an investment adviser and owns shares on behalf of investment companies and other managed accounts.
(6)	In its Schedule 13G/A, the Vanguard Group indicates that it is an investment adviser.
(7)	Includes 14,808 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 5, 2024.
(8)	Includes 21,543 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 5, 2024.
(9)	Includes 16,576 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 5, 2024.
(10)	Includes 18,366 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 5, 2024.
(11)	Includes 18,866 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 5, 2024.
(12)	Includes 18,366 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 5, 2024.
(13)	Represents 1,070 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 5, 2024.
(14)

Includes an aggregate of 109,595 shares of common stock issuable upon the exercise by our executive officers and directors of options presently exercisable or exercisable within 60 days of March 5, 2024.

CORPORATE GOVERNANCE

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMPLIANCE MATTERS

Board Leadership Structure

The Board is currently chaired by our Chief Executive Officer, Mr. LeMaitre. The Board believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Board also believes that it is advantageous to have a Chairman with an extensive history with, and knowledge of, the company, as is the case with our Chief Executive Officer who has served as our principal executive officer since 1992. Having determined that the leadership structure described above is appropriate and effective for our company, the Board does not have a lead independent director.

Policies on Corporate Governance

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Amended and Restated By-Laws, Board committee charters, and key Board policies, form the framework for our governance. The current version of the Code of Business Conduct and Ethics, the Board’s Corporate Governance Guidelines and the charters for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available at https://ir.lemaitre.com/corporate-governance/highlights. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our investor relations website available at http://ir.lemaitre.com. Our website is not incorporated into this proxy statement.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing areas of material risk to the Company, including financial, strategic, operational, cybersecurity, environmental, social and governance (ESG), legal and regulatory risks, and makes a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including liquidity, credit and currency risk, and the steps our management has taken to monitor and control these exposures, as well as oversight of our cybersecurity risk management and related corporate governance and incident disclosures. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, as well as overseeing the Company’s ESG programs and related policies and practices. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports if matters arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Trading and Hedging Policies

Our Insider Trading Procedures prohibit “insiders” from engaging in transactions in any type of security of the Company while in possession of material nonpublic information relating to the Company. “Insiders” include our directors, officers and other employees and consultants who in the ordinary course of the performance of their duties have access to material, nonpublic information regarding the Company. Insiders are also prohibited from disclosing material, nonpublic information about the Company to others who may trade based on that information. The Insider Trading Procedures also prohibit Company insiders from engaging in any hedging transactions in the Company’s securities. Hedging or monetization transactions are typically accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, all of which our insiders are precluded from using or trading in. Insiders are permitted to enter into trading plans that are intended to comply with the requirements of our Insider Trading Procedures and Rule 10b5-1 of the Securities Exchange Act, including with respect to cooling off periods.

Clawback Policy

The Company adopted a Compensation Recovery Policy (“Clawback Policy”) that complies with the final clawback rules adopted by the SEC under Rule 10D-1 and the Nasdaq Stock Market (“Nasdaq”) listing standards. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from Covered Officers of the Company if the Company is required to prepare a financial restatement. Under the Clawback Policy, the Board may recoup from the Covered Officers erroneously awarded incentive compensation received on or after October 2, 2023, and within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

Director Independence

Under Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Lawrence J. Jasinski, John J. O’Connor, Bridget A. Ross, John A. Roush and Martha Shadan. In making independence determinations, the Board found that none of these directors had a material or other disqualifying relationship with us.

Director Resignation Policy

The Board has adopted a Director Resignation Policy, which provides that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e., receives a greater number of votes “withheld” from his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision publicly.

Nominations for Directors

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills, and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy-making level in a business, government, non-profit, or academic organization of high standing;
•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;
•	nominees must be well regarded in the community and have a long-term reputation for the highest ethical and moral standards;
•	nominees must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which they may serve; and
•	nominees must, to the extent that they serve or have previously served on other boards of directors, demonstrate a history of actively contributing at board meetings.

The Board of Directors seeks members who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Nominating and Corporate Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating and Corporate Governance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for identifying suitable candidates for nomination to the Board of Directors and assessing their qualifications. The Board of Directors delegates the nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and management, will be requested to take part in the process.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, with non-management directors, through the use of paid search firms to assist with the sourcing of candidates or other advisors, through the recommendations submitted by stockholders, or through such other methods as it deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then usually considers the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. In conducting this assessment, the Nominating and Corporate Governance Committee considers experience, skills, diversity, independence and such other factors as it deems appropriate given the current needs of our Board and our company, to ensure our Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. In submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, stockholders shall follow the following procedures:

Recommendations for nomination must be received by the Nominating and Corporate Governance Committee not less than 120 calendar days prior to the first anniversary of the date the proxy statement was released to stockholders in connection with the preceding year’s annual meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records;
•	A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
•

Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•

A written statement from the stockholder making the recommendation stating why such recommended candidate meets our minimum qualifications and other criteria and would be able to fulfill the duties of a director;

•	A written statement describing all arrangements or understandings between the stockholder and the proposed director candidate; and
•

All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Nominations must be sent to the attention of our Secretary by U.S. mail (including courier or expedited delivery service) to:

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

Attn: Secretary of LeMaitre Vascular, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings and Attendance

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings from time to time when Board action is required between scheduled meetings. Members of senior management periodically attend Board meetings to report on and discuss their areas of responsibility. In 2023, the Board of Directors held six meetings, and committees of the Board held a total of nine meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served held during the last fiscal year.

Our corporate governance guidelines provide that each director is expected to spend the time and effort to properly fulfill his or her responsibilities, including regularly attending meetings of the Board and committees on which he or she sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. Directors and nominees are encouraged to attend the annual meeting of stockholders in person or telephonically. Six of our directors then in office attended the 2023 annual meeting.

Executive Sessions of Independent Directors

The Board of Directors typically holds an executive session of the independent directors at least once per year. Executive sessions do not include any of our employee directors. The independent directors rotate the responsibility for chairing executive sessions.

Communication with the Board of Directors

Stockholders may communicate with all members of the Board of Directors, the chair of any committee of the Board of Directors, or any individual director by directing the communication in writing in care of our Secretary at the address set forth on the front page of this Proxy Statement. All communications will be received and processed by our Secretary, and the stockholder making such communications will receive a written acknowledgement from our Secretary of the receipt of the communication.

Communications are distributed to the Chairman of the Board, as a representative of the Board of Directors, or to any individual director, depending upon to whom the communication is addressed. In that regard, the Board of Directors has requested that certain communications unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as product complaints, inquiries, and suggestions; other ordinary business affairs suited to our management; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded.

Committees of the Board of Directors

Our Amended and Restated By-laws provide that the Board may delegate responsibility to committees. During 2023, the Board had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The membership of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is comprised entirely of independent directors. In addition, all members of the Audit Committee meet the heightened standards of “independence” for audit committee members required by SEC rules and Nasdaq listing standards. The Board has also determined that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

The table below shows the membership of each Board committee, the number of times each Board committee took action by unanimous written consent and the number of meetings held in 2023.

Name	Audit	Compensation	Nominating and Corporate Governance
Lawrence J. Jasinski	X	Chair	X
John J. O’Connor	Chair
Bridget A. Ross			Chair
John A. Roush	X	X
Martha Shadan		X
2023 Consents	1	24	2
2023 Meetings	4	3	2

Audit Committee

The Audit Committee of the Board of Directors was established by the Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee currently consists of Messrs. Jasinski, O’Connor and Roush. Mr. O’Connor serves as chairperson of the Audit Committee. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that each member of the Audit Committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. O’Connor is an “audit committee financial expert” as defined in SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. O’Connor’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. O’Connor any duties, obligations, or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board of Directors.

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls, and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include:

•	appointing, evaluating, and, where appropriate, replacing our independent registered public accounting firm;
•	pre-approving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;
•

reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records, and the results of recently completed internal examinations;

•	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;
•	reviewing major issues as to the adequacy of our internal controls;
•	monitoring compliance with our Code of Business Conduct and Ethics as it pertains to issues regarding accounting, internal controls, or auditing matters; and
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee met four times during the year ended December 31, 2023. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at https://ir.lemaitre.com/corporate-governance/highlights.

Compensation Committee

The Compensation Committee currently consists of Messrs. Jasinski and Roush and Ms. Shadan. Mr. Jasinski serves as the chairperson of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

The Compensation Committee’s responsibilities include:

•	administering our annual incentive and equity-based incentive plans;
•	reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;
•	reviewing and determining compensation of executive officers and certain senior management;
•	reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation; and
•

if and as required by SEC regulations, discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. In 2023, the Compensation Committee met three times and also conducted business by conferring and acting by unanimous written consent on 24 occasions. The agenda for each meeting is usually developed by our Chief Executive Officer in consultation with the Chair of the Compensation Committee. Our Chief Executive Officer attends most meetings, but does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee typically determines the annual cash compensation for officers at a regular meeting held in the quarter preceding the start of the fiscal year or in the first quarter of a fiscal year for that year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. In undertaking this process, the Compensation Committee considers the degree to which each executive’s entire compensation package should be variable and based on either personal performance or company performance. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer, who provides significant input on the compensation of the other executive officers and his other direct reports. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels, current company-wide compensation levels and recommendations of a compensation consultant, if engaged at the time, including analyses of executive compensation paid at other companies identified by the consultant.

The Compensation Committee has historically conducted an assessment in the first quarter following completion of the fiscal year and the completion of our internal financial close process to review financial and operational results against performance objectives in order to determine and, if and as appropriate, award non-equity incentive plan and bonus compensation relating to the prior fiscal year. Our Chief Executive Officer submits detailed recommendations to the Compensation Committee but is not present for deliberations with respect to his own compensation. If preliminary financial results are materially modified during the audit process, our NEOs may be required to repay any overpayments.

The Compensation Committee typically considers and determines annual equity awards in the fourth quarter. The Compensation Committee typically makes annual equity grants to our executive officers based upon, among other factors, the level of the executive officer in our organization, the amount of equity remaining for grant under our equity incentive plan, and any contractual agreements with the executive officer. These equity grants typically vest in equal annual installments over a period of four or five years, subject to continued employment.

Additionally, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee may also adjust performance targets based upon strategic transactions occurring during the course of the fiscal year and other interim changes in our operating strategy. The Compensation Committee also uses these meetings to administer our short-term incentive program, which involves the periodic and discretionary determination of quarterly incentive goals for certain officers other than our Chief Executive Officer. Executive officers who achieve their performance goals receive cash and equity awards following the quarter in which the goal was achieved.

The Compensation Committee is authorized to review and make recommendations regarding our non-employee director cash and equity compensation programs, and related matters, for consideration by our Board of Directors, and considers such matters periodically.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at https://ir.lemaitre.com/corporate-governance/highlights.

Compensation Committee Interlocks and Insider Participation

For 2023, the Compensation Committee consisted of Messrs. Jasinski and Roush and Ms. Shadan. No member of the Compensation Committee is an officer or employee of the Company, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Mr. Jasinski and Ms. Ross. Ms. Ross serves as chairperson of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;
•	recommending director nominee candidates to the Board;
•	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and
•	monitoring, in cooperation with the Board’s Audit Committee, compliance with our Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2023. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at https://ir.lemaitre.com/corporate-governance/highlights.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023, with management of the Company. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2023, the matters that are required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee also received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully Submitted by the Audit Committee:

John J. O’Connor (Chairman)
Lawrence J. Jasinski
John A. Roush

ADDITIONAL INFORMATION REGARDING OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

The following table shows the aggregate fees for professional services rendered by Grant Thornton LLP to the Company for the years ended December 31, 2023, and 2022, respectively.

	2023	2022
Audit Fees	$1,033,000	$908,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,033,000	$908,000

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements’ audit, statutory filings, consents and assistance with, and review of, documents filed with the SEC.

Audit-Related Fees

There are no Audit-Related Fees for 2023.

All of the fees referenced in the table above were pre-approved by our Audit Committee pursuant to the Pre-Approval Policy described below.

Pre-Approval Policy

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee pre-approval policy to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the Audit Committee (“Pre-Approval Policy”). Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

Meeting Attendance

Representatives of Grant Thornton LLP attended all in-person meetings of the Audit Committee in 2023.

We expect that a representative of Grant Thornton LLP will be in attendance at the Meeting, will have an opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from stockholders.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis that appears in this proxy statement. Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in LeMaitre’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully Submitted by the Compensation Committee:

Lawrence J. Jasinski (Chairman)
John A. Roush Martha Shadan

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, policies and practices for our executive officers, who are referred to in this CD&A and in the following tables as our “named executive officers” (“NEOs”). Our NEOs for 2023 are:

●	George W. LeMaitre – Chairman and Chief Executive Officer
●	Joseph P. Pellegrino, Jr. – Chief Financial Officer
●	David B. Roberts – President
●	Trent G. Kamke – Senior Vice President, Operations

Messrs. LeMaitre, Pellegrino, Roberts and Kamke were our only executive officers for the fiscal year ended December 31, 2023.

This CD&A should be read in conjunction with the compensation tables below, which provide a detailed view of compensation paid to our NEOs for the fiscal year ended December 31, 2023.

Principles and Philosophy

We have designed our executive compensation program to attract, retain, and motivate highly qualified executives and to align their interests with the interests of our stockholders. The goal of our program is to increase stockholder value by providing executives with appropriate incentives to achieve our business objectives. We seek to achieve this goal through a program that rewards executives for superior performance, as measured by both financial and non-financial factors, and includes major compensation components that are linked to the achievement of certain operational, financial, product development, and clinical objectives that are aimed at increasing both long-term and short-term stockholder value.

The Compensation Committee’s executive compensation philosophy embraces three core objectives:

Core Objectives of the Executive Compensation Philosophy
Core Objective	Primary Purpose
Market Driven	Provide competitive compensation to attract, motivate, and retain superior talent
Pay for Performance	Reward individual and team successes linked to the achievement of company objectives aimed at increasing stockholder value
Equitable	Seek to ensure rewards are internally and externally equitable

Compensation Process

The Compensation Committee typically determines the annual cash compensation for officers at a regular meeting held in the quarter preceding the start of the fiscal year or in the first quarter of a fiscal year for that year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. In undertaking this process, the Compensation Committee considers the degree to which each executive’s entire compensation package should be variable and based on either personal performance or company performance. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer, who provides significant input on the compensation of the other executive officers and his other direct reports. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels, current company-wide compensation levels and external compensation surveys. In addition to external data, the Compensation Committee considers internal assessments, including the assessment of the company’s performance, assessments of each executive officer’s performance, significant changes in roles and responsibilities and retention risk.

Our Compensation Committee has established recommended levels of fixed versus variable pay for our NEOs. This practice aligns with one of our core objectives in executive pay philosophy, pay for performance. The levels for 2023 were:

Name	Fixed Pay vs. Variable Pay as % of Total Cash Compensation
George W. LeMaitre	63%/37%
Joseph P. Pellegrino, Jr. David B. Roberts Trent G. Kamke	72%/28%

2023 Say on Pay Vote

At our 2023 Annual Meeting of Stockholders, our stockholders indicated their support of our executive compensation with more than 97% of the votes cast in favor of our executive compensation program. The Board of Directors and the Compensation Committee view this as indicating general approval of our approach to executive compensation, and as such we did not make any substantial changes to our executive compensation arrangements and programs as a result of the vote.

2023 Financial Results

In 2023, we reported:

●	net sales of $193.5 million, representing 20% reported growth over 2022;
●	income from operations of $36.7 million, representing a 37% increase versus 2022;
●

adjusted income from operations of $37.2 million, which we use to mean income from operations excluding a $0.5 million restructuring charge in 2023, representing a 24% increase versus 2022 when excluding a $3.1 million restructuring charge in 2022;

●	net income of $30.1 million, representing a 46% increase versus 2022; and
●	earnings per share of common stock of $1.36 versus $0.94 in 2022.

Additionally, in 2023 we increased the annual value of our dividend payment to shareholders by approximately 12% from $0.50 to $0.56.

Financial performance in 2023 reflected an increase in surgical procedures using our devices, higher average selling prices of our devices, as well as the expansion of our sales force (primarily in 2022), all of which contributed to accelerated revenue growth. In 2023, the expansion of our direct labor force (primarily in 2022) enabled us to manufacture enough products to meet this increased demand without significant backorders.

NEO Tenure

As of December 31, 2023, the average tenure of our NEOs was approximately 26 years, demonstrating our ability to retain top talent, even in a competitive hiring environment in 2023.

Components of Compensation

The following chart outlines the key components of our executive compensation.

Key Components of Executive Compensation
Compensation Component	Form	Primary Purpose
Base Salary	Cash	Provide competitive pay to attract and retain experienced and successful executives; intended to reflect the market value of the role, with differentiation for individual capability
Short-Term Incentive	Cash – Performance Based Bonuses	Encourage and reward contributions with respect to meeting short-term financial and operational goals, tied directly to company performance and company goals
Long-Term Incentive	Periodic Equity Grants	Encourage and reward long-term stockholder value creation, create and sustain a retention incentive and facilitate long-term stock ownership among our executive team

In addition to the compensation components listed above, our executive officers are eligible to participate in the same comprehensive benefits program offered to our broad-based employee population. Our benefits include a health plan, dental plan, 401(k) plan with a company matching contribution, health savings account and the opportunity to enroll in short term disability, long term disability, vision and life insurance plans.

The compensation components referenced above are described in more detail below.

Base Salary and Short-Term Incentive Compensation

For 2023, the Compensation Committee approved a 6% increase in total compensation (base salary plus variable compensation) for company employees. Managers were given discretion to allocate a higher percentage increase to one employee as long as they offset that increase by giving other employee(s) increases lower than the target percentage.

Changes in annual cash compensation for the NEOs were:

Name	2023 Annual Salary	2023 Annual Bonus at Plan	2024 Annual Salary	2024 Annual Bonus at Plan
George W. LeMaitre	$592,659	$348,070	$622,292	$365,473
Joseph P. Pellegrino, Jr.	$381,693	$148,436	$419,862	$163,280
David B. Roberts	$430,311	$167,343	$460,433	$179,057
Trent G. Kamke	$301,480	$117,242	$316,554	$123,104

Under our Management Incentive Compensation Plan, or our bonus plan, annual cash bonus objectives are linked to certain operational, financial, product development, regulatory and quality goals that have been approved by the Compensation Committee. Frequently these align with our company “planks,” which are our key corporate performance objectives for the fiscal year. We seek to ensure that each objective is directly linked to increasing either short-term or long-term stockholder value. These key performance objectives are intended to be directional in nature and challenging to achieve in the aggregate.

The bonus plan compensation of many of our senior officers is based, in part, on overall company financial performance metrics. For Messrs. LeMaitre, Pellegrino and Roberts in 2023, those metrics were the achievement of target levels of net sales of $173.5 million, adjusted income from operations of $34.6 million and net income of $27.3 million. The adjusted income from operations target was our GAAP income from operations less extraordinary revenue or expenses, which the Compensation Committee determined to be $2.2 million of revenue arising from the Aziyo distributor agreement we entered into in 2023.

Name	% of 2023 Target Bonus Opportunity Tied to Above Targets
George W. LeMaitre	75%
Joseph P. Pellegrino, Jr.	53%
David B. Roberts	53%

Mr. Kamke’s 2023 target bonus opportunity, however, was predominantly tied to operational metrics instead of company financial performance metrics in view of his position as Senior Vice President, Operations.

A bonus was separately payable for each financial performance metric; thus, our failure to reach the minimum threshold for one performance metric would result in no bonus payable for that metric but could still result in a bonus payable for other performance metrics, presuming we reached the minimum threshold performance for such metrics. Additionally, these bonuses are earned based upon a continuously functioning, sliding scale; thus, failure to reach the targeted performance level could still result in a lesser bonus payable, provided that a certain minimum threshold had been achieved. Similarly, exceeding the targeted performance level could result in a greater bonus payable. In 2023, our net sales performance was above the target level of $173.5 million, our income from operations performance was above the target level of $34.6 million, and net income performance was also above the target level of $27.3 million.

The remaining percentage of each named executive officer’s bonus opportunity for 2023 was tied to the achievement of individual objectives. Notwithstanding that the objectives are individualized, in establishing those objectives, we seek to maximize the performance of our NEOs in furthering Company planks. Individual performance measures for 2023 cash bonuses varied in scope and subject matter based on each named executive officer’s department and area of functional responsibility.

Target cash bonuses under the Management Incentive Compensation Plan for each of the NEOs for 2023 are set forth in the table below. Additionally, each named executive officer was provided the opportunity to earn additional amounts by way of performance beyond targeted performance expectations.

Named Executive Officer	Target 2023 Non-Equity Incentive Plan Compensation under the Management Incentive Compensation Plan ($)	Actual 2023 Non-Equity Incentive Plan Compensation under the Management Incentive Compensation Plan ($)
George W. LeMaitre	$348,070	$455,273

Joseph P. Pellegrino, Jr.	$148,436	$175,497

David B. Roberts	$167,343	$194,641

Trent G. Kamke	$117,242	$120,750

Amounts earned pursuant to our Management Incentive Compensation Plan by our NEOs are reflected in the “Non-Equity Incentive Plan Compensation” payments column in the Summary Compensation Table.

Long-Term Incentive: Equity Compensation

The Compensation Committee typically makes annual equity grants to our executive officers. These equity grants vest in equal annual installments over a pre-determined period of time, subject to continued employment.

In the fourth quarter of 2021, as part of the annual compensation awards to our NEOs, the Compensation Committee granted performance stock units (“PSUs”) with a grant date fair value of $275,000 to George W. LeMaitre, $125,000 to Joseph J. Pellegrino, Jr. and David B. Roberts, and $56,250 to Trent G. Kamke. On March 1, 2023, with the filing of the Company’s Annual Report on Form 10-K, it was determined that the Company did not achieve 80% of its adjusted operating income target of $40.4 million, resulting in no payout on these PSUs. The adjusted operating income target was our GAAP operating income less the $3.2 million special charge relating to the closure of our St. Etienne factory.

Similarly, in the fourth quarter of 2022, as part of the annual compensation awards to our NEOs, the Compensation Committee granted PSUs with a grant date fair value of $275,000 to George W. LeMaitre, $125,000 to Joseph J. Pellegrino, Jr. and David B. Roberts, and $56,250 to Trent G. Kamke. On February 29, 2024, with the filing of the Company’s Annual Report on Form 10-K, it was determined that the Company achieved 100% of its adjusted income from operations target of $34.6 million. The adjusted income from operations target was our GAAP income from operations less extraordinary revenue or expenses, which the Compensation Committee determined to be $2.2 million of revenue arising from the Aziyo distributor agreement we entered into in 2023. This resulted in 100% payout on these PSUs in the form of 5,828 RSUs to George W. LeMaitre, 2,649 RSUs to Joseph J. Pellegrino, Jr. and David B. Roberts, and 1,192 RSUs to Trent G. Kamke, vested 25% on February 29, 2024, and in equal annual instalments from the grant date over the next three years.

Our Compensation Committee again approved annual equity awards to the NEOs in the fourth quarter of 2023. The value of the annual equity awards made to our NEOs in 2023 (taking into account the changes described above) was:

Name	Annual Equity Value(1)
George W. LeMaitre	$1,100,000
Joseph P. Pellegrino, Jr.	$500,000
David B. Roberts	$500,000
Trent G. Kamke	$225,000

(1)	50% stock options, 25% RSUs and 25% PSUs. In the case of PSUs, the value above assumes target achievement of the performance goal.

Each stock option award is intended to be an incentive stock option to the maximum extent permitted by applicable laws and regulations, with a per share exercise price equal to the closing price of our common stock on Nasdaq on the date of grant, and subject to a seven-year term except in the case of Mr. LeMaitre, whose incentive stock options have a per share exercise price equal to 110% of the closing price of our common stock on Nasdaq on the date of grant and are subject to a five-year term. All non-qualified stock options, including those granted to Mr. LeMaitre, have a per share exercise price equal to the closing price of our common stock on Nasdaq on the date of grant and are subject to a seven-year term.

Each stock option and restricted stock unit (“RSU”) award vests in equal annual installments over a period of four years. Vesting of PSUs awarded in 2023 is contingent upon achievement of budgeted operating income as approved by our Board, less extraordinary revenue or expenses.

The number of shares subject to a PSU award will be determined based on achievement of a target level of operating income for 2024, which will be assessed following the public release of our 2024 financial results in Q1 2025, according to the grid below.

	Operating Income as a % of Budget	PSU Payout
	<80%	0%
Threshold	80%	80%
Target	100%	100%
Maximum	120%	120%

If we achieve the target level of operating income, then the number of shares subject to the PSU becomes fixed at 100%. If we exceed the target level of operating income up to 120%, then the number of shares subject to the PSU becomes fixed proportionately to the level of achievement. If we do not achieve the target level of operating income but achieve at least 80%, then the number of shares subject to the PSU becomes fixed proportionately to the level of achievement. At that time, 25% of the PSUs will vest, and the remaining 75% will vest annually on the next three anniversaries of the grant date.

Employment Agreements

We are party to employment agreements with Messrs. LeMaitre, Pellegrino, and Roberts. These agreements do not contain ongoing contractual obligations relating to annual salary and bonus. Such employment agreements do contain ongoing severance arrangements, the material terms of which are described in the section titled “Severance Arrangements Pursuant to Agreements” below.

Summary Compensation Table

The following table sets forth summary information concerning the compensation paid or earned for services rendered to us in all capacities during the years ended December 31, 2023, December 31, 2022, and December 31, 2021, to our Chief Executive Officer, Chief Financial Officer and each of the other two most highly compensated persons serving as our executive officers (collectively, the NEOs).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
George W. LeMaitre	2023	$592,659	$—		$550,000	$550,000	$455,273	$72,865(5)	$2,220,797
Chairman and Chief	2022	568,498	—		550,000	550,000	206,936	64,678	1,940,112
Executive Officer	2021	473,470	—		550,000	550,000	363,959	44,601	1,982,030

Joseph P. Pellegrino, Jr.	2023	381,693	9,000	(6)	250,000	250,000	175,497	—	1,066,190
Chief Financial Officer	2022	365,256	—		250,000	250,000	98,322	—	963,578
	2021	341,438	—		250,000	250,000	177,157	—	1,018,595

David B. Roberts	2023	430,311	—		250,000	250,000	194,641	9,900	1,134,852
President	2022	411,781	—		250,000	250,000	91,408	19,128	1,022,317
	2021	385,925	16,000		250,000	250,000	192,282	8,800	1,103,007

Trent G. Kamke	2023	301,480	13,250	(6)	112,500	112,500	120,750	9,900	668,380
Senior Vice President,	2022	283,080	—		112,500	112,500	125,600	9,150	642,830
Operations	2021	262,316	10,000		112,500	112,500	87,500	8,800	593,616

(1)

The dollar amounts in this column represent the aggregate grant date fair value for each stock award (both RSUs and PSUs) granted to our NEOs for the indicated year pursuant to our equity compensation plan. These amounts have been calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. The value of PSUs is based on target attainment of the performance goal and may not reflect the actual value of such units when they vest, which value is contingent upon the Company’s actual performance in the designated performance period. For additional information regarding the assumptions used in the calculation of these amounts, which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 29, 2024. The value of PSUs awarded to our NEOs in 2023 at the grant date assuming maximum attainment of the performance goal are: Mr. LeMaitre, $330,000; Mr. Pellegrino, $150,000; Mr. Roberts, $150,000; and Mr. Kamke, $67,500.

(2)

The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our NEOs for the indicated year pursuant to our equity compensation plan. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts, which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 29, 2024.

(3)

Represents cash incentive payments for the achievement of financial, corporate and/or management objectives under our applicable management incentive plans. For more information regarding Non-Equity Incentive Plan Compensation, see the “Short-Term Incentive Compensation” discussion above.

(4)	“All Other Compensation” includes for Messrs. LeMaitre, Roberts and Kamke an amount paid by the Company to match, in part, the contributions of each of to his respective 401(k) plan account.

(5)	Represents the following:
Amount	Purpose
$9,049	Matching contribution by the Company to Mr. LeMaitre’s 401(k) plan account
$63,816	Value of personal services provided to Mr. LeMaitre by his executive assistant in 2023 imputed as income to Mr. LeMaitre
(6)	Represents extraordinary bonuses approved in advance by the Compensation Committee in relation to cost cutting, regulatory, operational and other initiatives in 2023.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan awards and grants of our common stock and stock options made to our NEOs during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option		Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(1) (#)	Options(1) (#)	Awards ($/Sh)		Awards(2) ($)

George W. LeMaitre		—	348,070	555,579	—	—	—	—	—	—		—
	12/8/2023	—	—	—	—	—	—	—	26,555	$60.12	(3)	$550,000
	12/8/2023	—	—	—	4,026	5,032	6,038	5,032	—	—		$550,000

Joseph P. Pellegrino, Jr		—	148,436	237,893	—	—	—	—	—	—		—
	12/8/2023	—	—	—	—	—	—	—	11,996	$54.65		$250,000
	12/8/2023	—	—	—	1,830	2,287	2,744	2,287	—	—		$250,000

David B. Roberts		—	167,343	268,033	—	—	—	—	—	—		—
	12/8/2023	—	—	—	—	—	—	—	11,996	$54.65		$250,000
	12/8/2023	—	—	—	1,830	2,287	2,744	2,287	—	—		$250,000

Trent G. Kamke		—	117,242	187,700	—	—	—	—	—	—		—
	12/8/2023	—	—	—	—	—	—	—	5,398	$54.65		$112,500
	12/8/2023	—	—	—	823	1,029	1,235	1,029	—	—		$112,500

(1)

Our Compensation Committee approved annual stock option awards, PSU awards and RSU awards under our Third Amended and Restated 2006 Stock Option and Incentive Plan to the NEOs in the fourth quarter of 2023. Each stock option award was intended to be an incentive stock option to the maximum extent permitted by applicable laws and regulations, with a per share exercise price equal to the closing price of our common stock on Nasdaq on the date of grant, and subject to a seven-year term except in the case of Mr. LeMaitre, whose incentive stock options have a per share exercise price equal to 110% of the closing price of our common stock on Nasdaq on the date of grant and subject to a five-year term. Each option and restricted stock award vests in equal annual installments over a period of four years. The initial vesting of each PSU is contingent upon achievement of operating income for 2024 against budgeted operating income as approved by our Board and will thereafter vest annually on the second, third and fourth anniversaries on the grant date.

(2)

The dollar amounts in this column represent the aggregate grant date fair value for each option and stock award, as applicable. The value of PSUs is based on target attainment of the performance goal and may not reflect the actual value of such units when they vest, which value is contingent upon the Company’s actual performance in the designated performance period. These amounts have been calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 29, 2024.

(3)	The exercise price is $54.65 to the extent these option awards are non-qualified stock options.

Outstanding Equity Awards as of December 31, 2023

The following table presents information regarding outstanding option and stock awards held by our NEOs as of December 31, 2023.

	Option Award						Stock Awards
Name	Number of Securities underlying Unexercised Options - # Exercisable		Number of Securities underlying Unexercised Options - # Unexcercisable		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested - #		Market value of shares or units of stock that have not vested - $	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested - #(1)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested - $

George W. LeMaitre	-		2,818	(2)	$39.03	12/20/2024	-		-	-		-
	-		2,681	(3)	$41.02	12/2/2025	-		-	-		-
	-		5,792	(8)	$35.48	12/20/2026	-		-	-		-
	-		2,119	(4)	$51.91	12/12/2027	-		-	-		-
	-		12,991	(9)	$37.29	12/2/2027	-		-	-		-
	7,733	(10)	15,467	(10)	$48.60	12/11/2028	-		-	-		-
	7,075	(11)	21,225	(11)	$47.19	12/12/2029	-		-	-		-
	-		1,829	(5)	$60.12	12/8/2028	-		-	-		-
	-		24,726	(12)	$54.65	12/8/2030	-		-	-		-
	-		-		-	-	1,067	(8)	$60,587	-		-
	-		-		-	-	2,002	(9)	$113,645	-		-
	-		-		-	-	2,888	(10)	$163,943	-		-
	-		-		-	-	4,415	(11)	$250,603	-		-
	-		-		-	-	5,032	(12)	$285,616	-		-
	-		-		-	-	-		-	4,709	(11)	$267,309
	-		-		-	-	-		-	4,026	(12)	$228,493
Joseph P. Pellegrino, Jr.	3,461	(6)	-		$31.30	12/22/2024	-		-	-		-
	8,733	(7)	-		$23.56	12/19/2025	-		-	-		-
	5,883	(8)	2,941	(8)	$35.48	12/20/2026	-		-	-		-
	5,346	(9)	5,345	(9)	$37.29	12/2/2027	-		-	-		-
	7,031	(10)	7,030	(10)	$48.60	12/11/2028	-		-	-		-
	3,430	(11)	10,291	(11)	$47.19	12/12/2029	-		-	-		-
	-		11,996	(12)	$54.65	12/8/2030	-		-	-		-
	-		-		-	-	367	(8)	$20,809	-		-
	-		-		-	-	691	(9)	$39,204	-		-
	-		-		-	-	1,314	(10)	$74,556	-		-
	-		-		-	-	2,007	(11)	$113,921	-		-
	-		-		-	-	2,287	(12)	$129,810	-		-
	-		-		-	-	-		-	2,141	(11)	$121,500
	-		-		-	-	-		-	1,830	(12)	$103,848
David B. Roberts	4,366	(7)	-		$23.56	12/19/2025	-		-	-		-
	2,941	(8)	2,941	(8)	$35.48	12/20/2026	-		-	-		-
	8,019	(9)	5,345	(9)	$37.29	12/2/2027	-		-	-		-
	7,031	(10)	7,030	(10)	$48.60	12/11/2028	-		-	-		-
	3,430	(11)	10,291	(11)	$47.19	12/12/2029	-		-	-		-
	-		1,829	(12)	$54.65	12/8/2030	-		-	-		-
	-		10,167	(12)	$54.65	12/8/2030	-		-	-		-
	-		-		-	-	367	(8)	$20,809	-		-
	-		-		-	-	691	(9)	$39,204	-		-
	-		-		-	-	1,314	(10)	$74,556	-		-
	-		-		-	-	2,007	(11)	$113,921	-		-
	-		-		-	-	2,287	(12)	$129,810	-		-
	-		-		-	-	-		-	2,141	(11)	$121,500
	-		-		-	-	-		-	1,830	(12)	$103,848
Trent G. Kamke	182	(6)	-		$31.30	12/22/2024	-		-	-		-
	4,018	(7)	-		$23.56	12/19/2025	-		-	-		-
	3,978	(8)	1,353	(8)	$35.48	12/20/2026	-		-	-		-
	3,690	(9)	2,458	(9)	$37.29	12/2/2027	-		-	-		-
	3,164	(10)	3,163	(10)	$48.60	12/11/2028	-		-	-		-
	1,544	(11)	4,631	(11)	$47.19	12/12/2029	-		-	-		-
	-		5,398	(12)	$54.65	12/8/2030	-		-	-		-
	-		-		-	-	170	(8)	$9,657	-		-
	-		-		-	-	318	(9)	$18,050	-		-
	-		-		-	-	590	(10)	$33,513	-		-
	-		-		-	-	903	(11)	$51,256	-		-
	-		-		-	-	1,029	(12)	$58,406	963	(11)	$54,673
	-		-		-	-	-		-	823	(12)	$46,725

(1)

The number of PSUs is based on threshold attainment of the performance goal in accordance with Item 402(f) of Regulation S-K and may not reflect the actual number of such units when they vest, which is contingent upon the Company’s actual performance in the designated performance period.

(2)	100% of this award vests on November 20, 2024.
(3)	100% of this award vests on November 2, 2025.
(4)	100% of this award vests on December 12, 2026.
(5)	100% of this award vests on December 8, 2027.
(6)	20% of this award vested on December 22, 2018, and the remainder vested annually at the rate of 20% per year.
(7)	20% of this award vested on December 19, 2019, and the remainder vested annually at the rate of 20% per year.
(8)	20% of this award vested on December 20, 2020, and the remainder vests annually at the rate of 20% per year.
(9)	20% of this award vested on December 2, 2021, and the remainder vests annually at the rate of 20% per year.
(10)	25% of this award vested on December 11, 2022, and the remainder vests annually at the rate of 25% per year.
(11)	25% of this award vested on December 12, 2023, and the remainder vests annually at the rate of 25% per year.
(12)	25% of this award vests on December 8, 2024, and the remainder vests annually at the rate of 25% per year.

2023 Option Exercises and Stock Vested

The following table provides certain information regarding option exercises and stock vested during the fiscal year ended December 31, 2023, with respect to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George W. LeMaitre	53,374	$1.306,401	6,604	$360,994
Joseph P. Pellegrino, Jr.	-	-	2,601	142,006
David B. Roberts	43,593	1,243,840	2,601	142,006
Trent G. Kamke	3,681	80,431	1,170	63,875

(1)

Value realized is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported on Nasdaq on the date of the exercise, multiplied by the number of shares of common stock underlying the options.

(2)	Value realized is calculated on the basis of the closing price of our common stock as reported on Nasdaq on the vesting date, multiplied by the number of shares.

Severance Arrangements Pursuant to Agreements

Pursuant to agreements with Messrs. LeMaitre, Pellegrino and Roberts, we have severance arrangements as follows:

George W. LeMaitre

Pursuant to the terms of his employment agreement, dated October 10, 2005, Mr. LeMaitre is an at-will employee and either we or Mr. LeMaitre may terminate his employment at any time. If Mr. LeMaitre terminates his employment for good reason, as defined in the agreement, or if we terminate his employment without cause, as defined in the agreement, he is entitled to (i) a lump sum payment equivalent to two weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary and (ii) for the same period, our payment of our customary share of premiums for Mr. LeMaitre’s health insurance coverage. Mr. LeMaitre’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, if Mr. LeMaitre is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. LeMaitre’s termination, then Mr. LeMaitre must reimburse us for any severance payments made after the first date on which Mr. LeMaitre’s breach occurred.

Joseph P. Pellegrino, Jr.

Pursuant to the terms of his employment agreement, dated April 20, 2006, Mr. Pellegrino is an at-will employee and either we or Mr. Pellegrino may terminate his employment at any time. If we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equal to the greater of $100,000 or the equivalent of two weeks of base salary for each completed twelve-month period of service as of the date of termination. Mr. Pellegrino’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer, and his delivery to us of all company property in his possession. Additionally, if Mr. Pellegrino is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Pellegrino’s termination, then Mr. Pellegrino must reimburse us for any severance payments made after the first date on which Mr. Pellegrino’s breach occurred.

David B. Roberts

Pursuant to the terms of his employment agreement, dated June 20, 2006, Mr. Roberts is an at-will employee and either we or Mr. Roberts may terminate his employment at any time. If we terminate Mr. Roberts’s employment without cause, as defined in the agreement, he is entitled to (i) a lump sum payment equivalent to four weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary and (ii) for the same period, our payment of our customary share of premiums for Mr. Roberts’s health insurance coverage. Mr. Roberts’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, we have the option to require that Mr. Roberts remain employed for a 180-day transition period in order to receive the severance payment. If Mr. Roberts is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Roberts’s termination, then Mr. Roberts must reimburse us for any severance payments made after the first date on which Mr. Roberts’s breach occurred.

Potential Payments upon Termination or Change-in-Control

The following tables set forth potential payments payable to our NEOs under their current employment agreements as at December 31, 2023, upon termination of employment or a change in control of our company.

George W. LeMaitre

Payments and Benefits	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Termination for Cause	Termination upon Death	Termination upon Disability	Retirement	Termination w/o Cause after Change-in-Control
Cash Severance	—	$592,659	$592,659	—	—	—	—	$592,659
Health Care Benefits	—	16,338	16,338	—	—	—	—	16,338
Total	—	$608,997	$608,997	—	—	—	—	$608,997

Joseph P. Pellegrino, Jr.

Payments and Benefits	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Termination for Cause	Termination upon Death	Termination upon Disability	Retirement	Termination w/o Cause after Change-in-Control
Cash Severance	—	$264,249	$—	—	—	—	—	$264,249
Total	—	$264,249	—	—	—	—	—	$264,249

David B. Roberts

Payments and Benefits	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Termination for Cause	Termination upon Death	Termination upon Disability	Retirement	Termination w/o Cause after Change-in-Control
Cash Severance	—	$430,311	—	—	—	—	—	$430,311
Health Care Benefits	—	16,338	—	—	—	—	—	16,338
Total	—	$446,649	—	—	—	—	—	$446,649

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our “median” employee to the annual total compensation of our Chief Executive Officer, George W. LeMaitre, for 2023.

As permitted by SEC rules, we used annual base pay and target bonus as the consistently applied compensation measure to compare the total compensation of our 614 full-time employees (excluding our CEO) as of December 31, 2023, and to identify our median employee. We annualized the base pay and target bonus for any permanent employees who commenced work during 2023 or who were on unpaid leave during the year.  Additionally, compensation for employees outside of the U.S. was converted to U.S. dollars.  Using this approach, we identified our median employee.

We collected annual total compensation for our median employee for 2023 using the same methodology we used for our NEOs as disclosed in the Summary Compensation Table above. The annual total compensation of our median employee for 2023 was 69,351, and our CEO’s compensation as reported in the Summary Compensation Table plus the 401(k) match was $2,220,797, resulting in a ratio of 32:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. Given that companies may use a range of methodologies to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Compensation Recovery Policy

As a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive. In addition, we will comply with the Clawback Policy discussed in the “Corporate Governance” section above.

Risk Analysis of Our Compensation Plans

In support of the Compensation Committee’s oversight of the risks of our compensation policies and practices, management conducted a risk assessment of our compensation policies and practices for 2023, including our executive compensation programs. The primary focus of the assessment was on incentive compensation paid to employees. The Compensation Committee reviewed the assessment, and the Compensation Committee concurred with management’s assessment that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Tax Treatment of Compensation

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. In connection with the Tax Cuts and Jobs Act of 2017, the exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation” has been repealed, such that compensation paid to our “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain “grandfathered” arrangements in place as of November 2, 2017. The Company routinely evaluates the potential impact of Section 162(m) of the Code. As of December 31, 2023, the Company had two covered employees with adjusted compensation in excess of $1 million, including stock options granted after November 2, 2017, resulting in nondeductible compensation of $2.3 million. In determining the form and amount of compensation for our NEOs, the Compensation Committee may continue to consider all elements of the cost of such compensation. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

2023 DIRECTOR COMPENSATION

The following table sets forth the retainers, other cash fees, and equity compensation received by our non-employee directors for their service during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Lawrence J. Jasinski	$41,500	$56,000	$56,000	—	—	$153,500
John J. O’Connor	51,000	56,000	56,000	—	—	163,000
Bridget A. Ross	32,500	56,000	56,000	—	—	144,500
John A. Roush	34,500	56,000	56,000	—	—	146,500
Martha Shadan	26,833	56,000	56,000	—	—	138,833

(1)	Represents fees earned in 2023 pursuant to our non-employee director compensation policy in effect for 2023, as discussed below.
(2)

The dollar amounts in this column represent the aggregate grant date fair value for each stock award (both RSUs and PSUs) granted to our directors in 2023 pursuant to our equity compensation plan. These amounts have been calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. The value of PSUs is based on target attainment of the performance goal and may not reflect the actual value of such units when they vest, which value is contingent upon the Company’s actual performance in the designated performance period. For additional information regarding the assumptions used in the calculation of these amounts, which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 29, 2024. The value of PSUs awarded to each of our non-employee directors in 2023 at the grant date assuming maximum attainment of the performance goal is $33,600. As of December 31, 2023, each current non-employee director held 1,109.48 RSUs (other than Ms. Shadan who held 912 RSUs) and 1,110.99 PSUs (assuming target attainment).

(3)

The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our directors in 2023 pursuant to our equity compensation plan. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts, which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 29, 2024. As of December 31, 2023, non-employee directors held outstanding options for the following number of shares: Mr. Jasinski, 10,777; Mr. O’Connor, 24,425; Ms. Ross, 24,925; Mr. Roush, 24,425; and Ms. Shadan 5,981.

Employee directors do not receive cash compensation for their service as members of the Board of Directors.

In accordance with our non-employee director compensation policy, in 2023, non-employee directors receive an annual retainer for Board membership of $26,000. The chairman of our Audit Committee receives an annual retainer of $20,000, the chairman of our Compensation Committee receives an annual retainer of $7,500, and the chairman of our Nominating and Corporate Governance Committee receives an annual retainer of $6,500. Members of our Audit Committee receive an annual retainer of $6,000, members of our Compensation Committee receive an annual retainer of $2,500, and members of our Nominating and Corporate Governance Committee receive an annual retainer of $2,000.

In addition, under our non-employee director compensation policy, each non-employee director is eligible for an annual equity grant valued at $112,000, comprised of 50% options, 25% PSUs and 25% RSUs, provided that he or she has served as a director for at least six months at the time of grant.

All of the directors are reimbursed for out-of-pocket expenses incurred on our behalf, and all of the directors are eligible to participate in the Third Amended and Restated 2006 Stock Option and Incentive Plan on an ad hoc basis from time to time at the discretion of the Board of Directors.

PAY VERSUS PERFORMANCE

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The following table and related disclosures provide further “pay versus performance” disclosure with respect to our chief executive officer, also referred to as our principal executive officer (“PEO”), and our other named executive officers (“NEOs”), as contemplated by Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total to PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total For Non-PEO	Average Compensation Actually Paid to Non-PEO	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7]	Income from Operations (millions)[8]
			Named Executive Officers[3]	Named Executive Officers[4]	Company TSR[5]	Peer Group TSR[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$2,220,797	$4,433,645	$956,474	$1,680,471	$165	$125	$30.1	$36.7
2022	$1,940,112	$2,426,823	$876,242	$984,574	$132	$121	$20.6	$26.8
2021	$1,982,030	$5,341,607	$905,073	$1,704,467	$143	$150	$26.9	$36.4
2020	$1,386,506	$3,114,459	$598,045	$1,062,349	$114	$124	$21.2	$28.8

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. LeMaitre (our Chief Executive Officer or PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation –Summary Compensation Table.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. LeMaitre, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the average amount of compensation earned by or paid to Mr. LeMaitre during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average compensation for Mr. LeMaitre for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2023	$2,220,797	($1,100,000)	$3,312,848	$4,433,645
2022	$1,940,112	($1,100,000)	$1,586,711	$2,426,823
2021	$1,982,030	($1,100,000)	$4,459,577	$5,341,607
2020	$1,386,506	($725,000)	$2,452,953	$3,114,459

(a)         Represents the grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Because we do not maintain a pension in which any NEO participates, no adjustments from the SCT total related to pension value are needed to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K.

(b)         The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$1,160,658	$522,974	$0	$1,629,216	$0	$0	$3,312,848
2022	$1,065,968	($357,456)	$1,759	$1,161,759	($286,647)	$1,329	$1,586,711
2021	$1,157,309	$703,308	$2,304	$2,596,656	$0	$0	$4,459,577
2020	$831,690	$448,074	$2,387	$1,170,802	$0	$0	$2,452,953

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. LeMaitre, who has served as our CEO in each of the covered years) in the “Total” column of the Summary Compensation Table in each applicable year. For each of the reported years, the names of each of the NEOs (excluding Mr. LeMaitre) included for purposes of calculating the average amounts in each applicable year are David B. Roberts, Joseph P. Pellegrino, and Trent G. Kamke.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” (“CAP”) to the NEOs as a group (excluding Mr. LeMaitre), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. LeMaitre) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average compensation for the NEOs as a group (excluding Mr. LeMaitre) for each year to determine the compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$956,474	($408,333)	$1,132,330	$1,680,471
2022	$876,242	($408,333)	$516,666	$984,574
2021	$905,073	($408,333)	$1,207,728	$1,704,467
2020	$598,045	($205,000)	$669,304	$1,062,349

(a)         Represents the grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Because we do not maintain a pension in which any NEO participates, no adjustments from the SCT total related to pension value are needed to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K.

(b)         The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$430,777	$178,470	$0	$523,083	$0	$0	$1,132,330
2022	$395,661	($108,829)	$6,860	$328,914	($106,362)	$422	$516,666
2021	$429,021	$198,028	$384	$580,295	$0	$0	$1,207,728
2020	$234,727	$119,345	$772	$314,460	$0	$0	$669,304

(5)	Company total shareholder return (“TSR”) is calculated to show the cumulative stockholder return on our common stock during the covered period, including reinvestment of dividends.
(6)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: iShares US Medical Devices ETF Index (Ticker: IHI). We have adopted IHI as a comparator this year, replacing the Nasdaq Medical Equipment Index, because the Nasdaq Medical Equipment Index ceased to exist as a published index during 2023.  The values of $100.00 invested in the Nasdaq Medical Equipment Index as of December 31, 2019 was $140.00 as of December 31, 2020, $144.00 as of December 31, 2021, and $97.00 as of December 31, 2022. Because the Nasdaq Medical Equipment Index ceased to exist in 2023, we are unable to provide a value as of December 31, 2023.

(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)	The dollar amounts reported represent the amount of income from operations reflected in our audited financial statements for the applicable year.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

●	Net sales;
●	Income from operations;
●	Adjusted income from operations; and
●	Net income

Analysis of the Information Presented in the Pay versus Performance Table

While we utilize several performance measures to align executive compensation with our performance, not all these measures are presented in the above Pay versus Performance Table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance Table.

Compensation Actually Paid versus Total Shareholder Return

As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s TSR. This is partly due to the Company’s use of equity incentives, which are tied directly to stock price in addition to the company’s financial performance.

Compensation Actually Paid versus Net Income

As shown in the chart below, there is a correlation between the Company’s net income and the PEO and other NEOs’ CAP each year.

Compensation Actually Paid versus Company-Selected Measure

The chart below compares the PEO and other NEOs’ CAP to our Company Selected Measure (“CSM”), income from operations, which indicates there is a relationship between this CSM and CAP.

Total Shareholder Return: Company versus Peer Group

As shown in the chart below, the Company's 4-year cumulative TSR is greater than the companies included in our industry index, the iShares US Medical Devices ETF Index (Ticker: IHI). For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

As previously discussed, we adopted the IHI as a comparator this year, replacing the Nasdaq Medical Equipment Index, because the Nasdaq Medical Equipment Index ceased to exist as a published index during 2023.  The value of $100.00 invested as of December 31, 2019 in the Nasdaq Medical Equipment Index was $140.00 as of December 31, 2020, $144.00 as of December 31, 2021, and $97.00 as of December 31, 2022. Because the Nasdaq Medical Equipment Index ceased to exist in 2023, we are unable to provide a value as of December 31, 2023

The information contained above under the heading “Pay Versus Performance” shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has a written policy that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, with a “related person” must be reviewed and approved or ratified by the Audit Committee and/or the Board of Directors, excluding any director interested in such transaction.

Except as disclosed below or elsewhere in this Proxy Statement, there were no transactions with any of directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, since January 1, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings.

To the Company’s knowledge, based on its review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the year ended December 31, 2023 (or prior fiscal years), all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2023.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members. Our charter divides the Board of Directors into three classes. One class is elected each year for a term of three years. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Lawrence J. Jasinski, John J. O’Connor and Joseph P. Pellegrino, Jr. and recommended that each be elected to the Board of Directors as a Class III director, to hold office until the annual meeting of stockholders to be held in the year 2027 and until their successor has been duly elected and qualified or until their earlier death, resignation, or removal. Each nominee is currently serving as a director, and their current term as a Class III director expires at this Meeting.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This Proposal 1 relates solely to the election of three Class III directors nominated by the Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our stockholders.

The Board expects the nominees will be available for election. If a nominee declines or is unable to act as a director, your proxy may be voted for any substitute nominee proposed by the Board or the size of the Board may be reduced. In accordance with our Bylaws, directors are elected by a plurality of the votes properly cast on the election of directors.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF LAWRENCE J. JASINSKI, JOHN J. O’CONNOR AND JOSEPH P. PELLEGRINO, JR.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote on an advisory basis to approve the compensation paid to our named executive officers, as such compensation is disclosed in this proxy statement under the heading “Compensation of Executive Officers and Directors-Compensation Discussion and Analysis.” As discussed in that section of this proxy statement, we have designed our compensation programs for our named executive officers in a way we believe enables the Company to attract, retain and motivate the key individuals who have the skills and experience to drive our success and build long-term value for our stockholders. We encourage you to review the section of this proxy statement entitled “Compensation of Executive Officers and Directors.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

This vote is advisory and is not binding on the Board or us. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in this proxy statement, is hereby APPROVED.

Although the vote is non-binding, the Board of Directors and Compensation Committee of the Company will consider the results of this vote in connection with their periodic reviews of the Company’s compensation arrangements and programs for the Company’s named executive officers.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and properly voted for or against the matter at the 2024 Annual Meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, ON AN ADVISORY BASIS, BY VOTING “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE FOURTH AMENDED AND RESTATED

2006 STOCK OPTION AND INCENTIVE PLAN

Overview and Background

We are asking our stockholders to approve the “Fourth Amended and Restated 2006 Stock Option and Incentive Plan,” which is the amendment and restatement of our Third Amended and Restated 2006 Stock Option and Incentive Plan (“Current Plan”), to: (i) add 1,000,000 shares of our common stock to our existing share reserve, (ii) eliminate so called “liberal share recycling”, (iii) subject to limited exceptions, require that awards granted after the date of our annual meeting not vest until at least 12 months following the date of grant; (iv) provide that stock awards may be granted until the tenth anniversary of the date the Fourth Amended and Restated 2006 Stock Option and Incentive Plan is approved by our stockholders, and (v) provide that incentive stock options may be granted until the tenth anniversary of the date the Fourth Amended and Restated 2006 Stock Option and Incentive Plan was approved by our Board. We refer to the Fourth Amended and Restated 2006 Stock Option and Incentive Plan as the “Fourth Amended and Restated 2006 Plan” in this proxy statement.

As of March 8, 2024, awards covering an aggregate of 866,803 shares of common stock are currently outstanding and only 275,111 shares of common stock (plus any shares that might in the future be returned to the Current Plan as a result of the expiration, cancellation or termination of stock options or awards granted under our Current Plan and our Prior Plans, as defined in the Current Plan) remained available for future grant under the Current Plan.

In April 2024, our Board approved the Fourth Amended and Restated 2006 Plan, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance under the Current Plan by an additional 1,000,000 shares to a total of 6,500,000 shares, plus such number of shares representing expired, cancelled or terminated stock options or awards under our Prior Plans. Our Board adopted this amendment and restatement in order to ensure that the Company can continue to grant equity incentive awards at levels determined appropriate by our Compensation Committee. The number of shares available for issuance under the Current Plan has not been increased since 2015. If approved by our stockholders, the Fourth Amended and Restated 2006 Plan will become effective as of the Annual Meeting date.

Stockholders are requested in this Proposal 3 to approve the Fourth Amended and Restated 2006 Plan. If the Fourth Amended and Restated 2006 Plan is not approved by our stockholders, the Current Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms. The affirmative vote of the holders of a majority of the shares voted for or against the Fourth Amended and Restated 2006 Plan will be required to approve the Fourth Amended and Restated 2006 Plan. Abstentions and broker non-votes will not be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the practical effect of reducing the number of shares from which the majority is calculated.

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees, officers and directors. Since the adoption of the 2006 Stock Option and Incentive Plan, we have invested in the growth of our business, including hiring additional employees, resulting in a corresponding increase in the number of stock awards granted to employees. Approval of the Fourth Amended and Restated 2006 Plan will allow us to continue to grant stock options and other equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value. The Fourth Amended and Restated 2006 Plan allows the Company to continue to utilize a broad array of equity incentives with flexibility in designing such incentives.

Current Overview of Outstanding Equity Awards

The below table shows the number of shares subject to (i) outstanding stock options, (ii) outstanding and unvested RSUs, (iii) shares subject to outstanding and unvested PSUs, and (iv) shares available for future awards under the Current Plan and the Prior Plans, in each case as of March 8, 2024. The total number of shares of our common stock outstanding as of March 8, 2024, was 22,408,970.

Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards(2)(3)	Shares Remaining Available for Future Grant
695,083	171,720	275,111

(1)	Outstanding stock options have a weighted average exercise price of $43.64, a term of ten years, and a weighted average remaining term of 4.42 years.
(2)	Consists of RSU and PSU awards.
(3)	PSU awards included in these columns are reflected assuming a maximum level of performance.

Based on our shares of common stock outstanding as of March 8, 2024, the 1,141,914 shares subject to outstanding grants or available for future grants under the Current Plan and Prior Plans represent, in the aggregate, an “overhang” of approximately 4.9% of shares. If shareholders approve the Fourth Amended and Restated 2006 Plan, the additional 1,000,000 shares available for issuance would increase the overhang to approximately 8.7%. We calculate “overhang” as:

shares underlying outstanding awards + shares available for issuance under future awards	÷	total shares outstanding + shares underlying outstanding awards + shares available for issuance under future awards

We recognize that equity awards dilute existing shareholders and are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we monitor our stock award burn rate each year. Our annual stock award burn rate is determined by dividing the number of shares of our common stock subject to stock-based awards granted in a fiscal year by the weighted average number of shares of our common stock outstanding for that fiscal year, as shown in the following table.

Fiscal Year	Stock Options Granted	Full Value Awards Granted(1)	Weighted Average # of Shares of Common Stock Outstanding	Stock Award Burn Rate
2023	148,115	75,108	22,216,798	1.0%
2022	159,275	79,861	21,975,153	1.0%
2021	151.161	79,479	21,157,149	1.0%

(1)	PSU awards included in this column are reflected assuming a target level of performance.

Important Aspects of our Fourth Amended and Restated 2006 Plan Designed to Protect our Stockholders’ Interests

The Fourth Amended and Restated 2006 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

●

No Liberal Share Recycling: The Fourth Amended and Restated 2006 Plan limits when shares covered by awards are restored to the status of being available for grant. Specifically, shares that are withheld from an award or are separately surrendered in payment of the exercise price or taxes relating to the award, and the total number of shares subject to the exercised portion of a stock-settled stock appreciation right are treated as having been issued under the Fourth Amended and Restated 2006 Plan and reduce the number of shares remaining available for issuance under the Fourth Amended and Restated 2006 Plan.

●

12 Month Minimum Vest Period: The Fourth Amended and Restated 2006 Plan provides that no award granted on or after June 3, 2024 may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award, subject to limited and customary exceptions for 5% of the shares that then remain available for future awards and for vesting of an award as a result of a change of control or pursuant to the exercise of discretion consistent with the terms of the Fourth Amended and Restated 2006 Plan.

●

Submission of amendments to Fourth Amended and Restated 2006 Plan to stockholders. The Fourth Amended and Restated 2006 Plan requires stockholder approval for material amendments to the Fourth Amended and Restated 2006 Plan, including any increase in the number of shares reserved for issuance under the Fourth Amended and Restated 2006 Plan.

●

Repricing is not allowed without stockholder approval. The Fourth Amended and Restated 2006 Plan prohibits reducing the exercise price of outstanding stock options or stock appreciation rights or repricing such stock awards without prior stockholder approval.

●

Stockholder approval is required for additional shares. The Fourth Amended and Restated 2006 Plan does not contain an annual “evergreen” provision. The Fourth Amended and Restated 2006 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

●

Flexibility in designing equity compensation scheme. The Fourth Amended and Restated 2006 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and unrestricted stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

●

Broad-based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

●

Limits on awards. No person may be granted stock options and stock appreciation rights covering more than 3,000,000 shares of our common stock under the Fourth Amended and Restated 2006 Plan during any one calendar year. Additionally, no person may be granted in a performance cycle, a performance-based restricted stock award or restricted stock unit award covering more than 3,000,000 shares or a performance cash award having a maximum value in excess of $2,000,000.

Summary of the Fourth Amended and Restated 2006 Plan

The following description of certain features of the Fourth Amended and Restated 2006 Plan is a summary only and is qualified in its entirety by the full text of the Fourth Amended and Restated 2006 Plan attached hereto as Appendix A.

Share Reserve. The maximum number of shares of our common stock reserved and available for issuance under the Fourth Amended and Restated 2006 Plan is the sum of (i) 6,500,000 shares, and (ii) such number of shares as equals that number of stock options or awards returned to the Prior Plans, in each case as a result of the expiration, cancellation or termination of such stock options or awards. As noted above, commencing June 3, 2024, shares that are withheld from an award or are separately surrendered in payment of the exercise price or taxes relating to the award, and the total number of shares subject to the exercised portion of a stock-settled stock appreciation right are treated as having been issued under the Fourth Amended and Restated 2006 Plan and reduce the number of shares remaining available for issuance under the Fourth Amended and Restated 2006 Plan.

Plan Administration. The Fourth Amended and Restated 2006 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Fourth Amended and Restated 2006 Plan. The Compensation Committee may delegate to an officer, including our Chief Executive Officer, the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility. Persons eligible to participate in the Fourth Amended and Restated 2006 Plan will be our full or part-time officers, employees, non-employee directors and other key persons (including our consultants and prospective employees) as selected from time to time by the Compensation Committee in its discretion. As of March 8, 2024, the Company had 623 employees and five non-employee directors, all of whom were eligible to participate under the Fourth Amended and Restated 2006 Plan.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 3,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period.

Stock Options. The Fourth Amended and Restated 2006 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Stock options granted under the Fourth Amended and Restated 2006 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and key persons. The option exercise price of each stock option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of stock options may be accelerated by the Compensation Committee.

Upon exercise of stock options, the stock option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of our common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award RSUs to any participants. RSUs are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a RSU award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Compensation Committee shall determine.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Fourth Amended and Restated 2006 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Fourth Amended and Restated 2006 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Transferability. In general, unless otherwise permitted by the Compensation Committee, no stock awards granted under the Fourth Amended and Restated 2006 Plan are transferable by a participant other than by will or by the laws of descent and distribution or a domestic relations order. The Compensation Committee, in its discretion, may provide either in the stock award certificate regarding a given stock award or by subsequent written approval that the participant (who is an employee or director) may transfer his or her stock awards (other than any incentive stock options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Fourth Amended and Restated 2006 Plan and the applicable award.

Consolidations, Mergers or Sales of Assets or Stock. The Fourth Amended and Restated 2006 Plan provides that if the Company is to be consolidated with or acquired by another person or entity in a merger or in the event of a sale of all or substantially all of the Company’s assets or stock or otherwise, the Compensation Committee or the board of directors of the entity assuming our obligations under the Fourth Amended and Restated 2006 Plan will take one or more of the following actions:

●	make appropriate provision for the continuation of awards by substituting the consideration payable in connection with the Acquisition;

●	accelerate the date of exercise of awards;

●	provide that all awards must be exercised, to the extent then exercisable, within a specified time period, at the end of which period the awards shall terminate;

●	terminate all awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award (to the extent then exercisable) over their exercise price; or

●

in the event of a stock sale, require that the optionee sell to the purchaser all shares previously issued to such optionee upon exercise of any award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

Substitute Awards. The Compensation Committee may grant awards under the Fourth Amended and Restated 2006 Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation or affiliate thereof with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation or affiliate thereof. The Compensation Committee may direct that the substitute awards be granted on such terms and conditions as the Compensation Committee considers appropriate in the circumstances. Any substitute awards granted under the Fourth Amended and Restated 2006 Plan will not count against the share reserve.

Adjustments for Stock Dividends, Stock Splits, Etc. The Fourth Amended and Restated 2006 Plan requires the Compensation Committee to make appropriate adjustments (1) to the number of shares of common stock that are subject to the Fourth Amended and Restated 2006 Plan, (2) to certain limits in the Fourth Amended and Restated 2006 Plan, and (3) to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Fourth Amended and Restated 2006 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the Fourth Amended and Restated 2006 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Fourth Amended and Restated 2006 Plan (other than amendments that curtail the scope of the Fourth Amended and Restated 2006 Plan), including any amendments that increase the number of shares reserved for issuance under the Fourth Amended and Restated 2006 Plan, expand the types of awards available, materially expand the eligibility to participate in, materially extend the term of, or materially change the method of determining the fair market value of shares under the Fourth Amended and Restated 2006 Plan, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options. In addition, except with respect to certain corporation transactions and changes in capitalization, in no event may the Compensation Committee exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect a repricing without shareholder approval.

Effective Date of the Fourth Amended and Restated 2006 Plan. The Board approved the Fourth Amended and Restated 2006 Plan on April 8, 2024, and the Fourth Amended and Restated 2006 Plan becomes effective on the date it is approved by our stockholders. Awards of incentive options may be granted under the Fourth Amended and Restated 2006 Plan until April 8, 2034. No other awards may be granted under the Fourth Amended and Restated 2006 Plan after the date that is 10 years from the date of the Annual Meeting.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the Fourth Amended and Restated 2006 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Awards and Unrestricted Stock Awards. Nonstatutory stock options, restricted stock awards and unrestricted stock awards granted under the Fourth Amended and Restated 2006 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

New Plan Benefits

Awards under the Fourth Amended and Restated 2006 Plan to employees and consultants are discretionary and are not subject to set benefits or amounts, and we have not approved any awards to employees and consultants that are conditioned on stockholder approval of the Fourth Amended and Restated 2006 Plan. While awards under the Fourth Amended and Restated 2006 Plan to directors are discretionary, our non-employee director compensation policy establishes the number of shares subject to initial and annual stock option awards that automatically will be granted to our non-employee directors under the Fourth Amended and Restated 2006 Plan. Pursuant to such policy, each non-employee director is eligible for an annual equity grant valued at $112,000, comprised 50% of options, 25% of PSUs and 25% RSUs, provided that the director has served in such capacity for at least six months at the time of grant. On March 8, 2024, the last reported sales price of our common stock on the Nasdaq was $67.20.

The table below sets forth summary information concerning the number of shares of stock options and awards granted to certain persons under the Current Plan during fiscal year 2023, valued as of the applicable grant date. Please note that the fiscal 2023 awards set forth below for our Named Executive Officers are also included in the Summary Compensation Table beginning on page 24 and in the Grants of Plan-Based Awards Table on page 25 and do not represent additional awards:

	Option Awards (#) (1)	Stock Awards (#) (2)	Grant Date Fair Value
George W. LeMaitre	26,555	10,064	$1,100,000
Chairman and Chief Executive Officer
Joseph P. Pellegrino, Jr.	11,996	4,574	$500,000
Chief Financial Officer
David B. Roberts	11,996	4,574	$500,000
President
Trent G. Kamke	5,398	2,058	$225,000
Senior Vice President, Operations
All Current Executive Officers as a Group	55,945	21,270	$2,325,000
All Current Directors Who are Not Executive Officers as a Group (3)	13,860	5,120	$560,000
All Non-Executive Officer Employees as a Group	75,870	46,011	$4,094,750

(1)

Represents the number of shares underlying stock options granted in 2023. Please see the Grants of Plan-Based Awards Table on page 25 for details of the options granted to our NEOs. Please see the 2023 Director Compensation Table on page 30 for details of the options granted to our non-employee directors in fiscal 2023.

(2)

Represents the number of RSUs and PSUs (at target) granted in 2023. Please see the Grants of Plan-Based Awards Table on page 25 for details of the RSUs and PSUs granted to our NEOs in 2023. Please see the 2023 Director Compensation Table on page 30 for details of the RSUs and PSUs granted to our non-employee directors in fiscal 2023.

(3)	Five directors fall into this category.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDED AND RESTATED 2006 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Grant Thornton LLP, an independent registered public accounting firm, to serve as our independent certified public accountants for the year ending December 31, 2024. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of Grant Thornton LLP is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2025 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 17, 2024. Any such proposal must comply with the rules and regulations of the SEC.

Our Amended and Restated By-Laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our 2025 Annual Meeting of Stockholders—other than one that will be included in our Proxy Statement—must be received by our Secretary at our principal executive offices not earlier than the close of business on February 3, 2025 nor later than the close of business on March 5, 2025, in order to be considered timely. However, if our 2025 Annual Meeting of Stockholders is scheduled to take place before May 4, 2025, or after August 2, 2025, in order to be timely, our Secretary must receive notice by the stockholder at our principal executive offices no later than (a) the 90th day prior to the scheduled date of our 2025 Annual Meeting of Stockholders or (b) the 10th day following the day on which public announcement of the date of our 2025 Annual Meeting of Stockholders is first made by us.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Any proposal to be considered for inclusion at the annual meeting must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action, and further must be proper matters for stockholder action. You are also advised to review our Amended and Restated By-Laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

INCORPORATION BY REFERENCE

The sections of this proxy statement entitled “Corporate Governance-Trading and Hedging Policies,” “Audit Committee Report,” “Compensation Committee Report,” and “Pay versus Performance” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are LeMaitre stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. You may also direct your written request to LeMaitre Vascular, Inc., Corporate Secretary, 63 Second Avenue, Burlington, Massachusetts 01803 or contact the Corporate Secretary at (781) 221-2266.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. If any other matters are properly brought before the Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

By Order of the Board of Directors

Joseph P. Pellegrino
Chief Financial Officer, Director and Secretary

April 16, 2024

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AS FILED WITH THE SEC, IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 TO: SECRETARY, 63 SECOND AVENUE, BURLINGTON, MA 01803.

NOTE 1 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FILED ON FEBRUARY 29, 2024, IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

Appendix A

LEMAITRE VASCULAR, INC.

FOURTH AMENDED AND RESTATED 2006 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the LeMaitre Vascular, Inc. Fourth Amended and Restated 2006 Stock Option and Incentive Plan (the “Plan”), which is the amendment and restatement of the Third Amended and Restated 2006 Stock Option and Incentive Plan. The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including Consultants and prospective employees) of LeMaitre Vascular, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Committee” means a committee of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Original 2006 Stock Option and Incentive Plan” means the LeMaitre Vascular, Inc. 2006 Stock Option and Incentive Plan which was adopted by the Board and approved by the Company’s stockholders on May 25, 2006.

“Restatement Date” means the date on which the Plan is approved by stockholders as set forth in Section 18.

“Restricted Stock” means Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Award” means an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right (except as otherwise provided for in Section 6).

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock” is defined in Section 9.

“Unrestricted Stock Award” means any Award pursuant to which a grantee may receive shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)         Committee. The Plan shall be administered by either the Board or one or more Committees of the Board (the “Administrator”).

(b)         Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)     to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)   to determine the number of shares of Stock to be covered by any Award;

(iv)   to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)   subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)         Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) of the Plan; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(d)         Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to an officer (including the chief executive officer) of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(e)          Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(f)          Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(g)         Minimum Vesting Requirements. No Award granted on or after June 3, 2024 may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that the foregoing minimum vesting condition shall not apply (i) with respect to 5% of the shares that remain available for future awards as set forth in Section 3(a) (such 5% being the “Carve-Out Exception”), (ii) to the vesting of an Award that is accelerated as a result of an Acquisition (defined hereafter) under terms consistent with this Plan or the Administrator’s exercise of discretion in accordance with the terms of this Plan, or (iii) to the vesting of substitute awards pursuant to Section 3(d). To the extent Section 3(a) is amended to increase the number of shares reserved therein, then 5% of the shares subject to such increase shall be added to, an increase, the number of Shares subject to the Carve-Out Exception.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)         Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 6,500,000 shares, and (ii) such number of shares as equals that number of stock options or awards returned to (A) the Company’s 1997 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, (B) the Company’s 1998 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, (C) the Company’s 2000 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, and (D) the Company’s 2004 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, in each case as a result of the expiration, cancellation or termination of such stock options or awards, subject to adjustment as provided in Section 3(b). For purposes of this limitation, (a) prior to June 3, 2024, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan, and (b) on and after June 3, 2024, shares of Stock shall be counted against those reserved to the extent shares of Stock have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, on and after June 3, 2024, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Stock to the participant, the shares of Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan; provided, that shares that are withheld from such an Award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled Stock Appreciation Right (regardless of the actual lesser of number shares delivered to the participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 3,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In no event may shares of Stock granted in the form of Incentive Stock Options exceed 6,500,000 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)         Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)         Consolidations, Mergers or Sales of Assets or Stock. If the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company’s assets or stock or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to outstanding Awards or shares acquired upon exercise of any Award, take one or more of the following actions: (i) make appropriate provision for the continuation of such Award by substituting on an equitable basis for the shares then subject to such Award the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Award or of any installment of any such Award; (iii) upon written notice to the optionees, provide that all Awards must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Award shall terminate; (iv) terminate all Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Award (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the optionee sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such optionee upon exercise of any Award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

(d)         Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation or affiliate thereof with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation or affiliate thereof. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)         Grants of Stock Options. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)     Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten (110%) percent of the Fair Market Value on the grant date.

(ii)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)   Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(A)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)

Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C)

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

(D)

With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a)         Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(b)         Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed 10 years.

SECTION 7.	RESTRICTED STOCK AWARDS

(a)         Purchase Price; Terms. Shares of Restricted Stock shall be issued under the Plan at such purchase price (which may be zero) as determined by the Administrator. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock agreement. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b)         Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)         Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 14 below, in writing after the Award is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)         Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 14 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	RESTRICTED STOCK UNITS

(a)          Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)         Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)          Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.

(d)         Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 14 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

(a)          Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion and subject to Section 2(g) hereof, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	TRANSFERABILITY OF AWARDS

(a)          Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)          Committee Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c)          Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)          Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12.	TAX WITHHOLDING

(a)          Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)          Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13.	SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)          a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)          an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants without shareholder approval. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 16.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.	GENERAL PROVISIONS

(a)          No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)          Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)          Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)          Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e)          Forfeiture of Awards. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, Awards and shares of Stock (and proceeds therefrom) obtained pursuant to or upon exercise of Awards are subject to forfeiture, setoff, clawback, recoupment or other recovery if the Administrator determines in good faith that such action is required by applicable law or Company policy as amended from time to time.

SECTION 18.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after June 3, 2034, the tenth (10th) anniversary of the Restatement Date, and no grants of Incentive Stock Options may be made hereunder after April 8, 2034, the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 19.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE THE PLAN WAS APPROVED BY THE BOARD OF DIRECTORS: April 8, 2024

DATE THE PLAN WAS APPROVED BY THE STOCKHOLDERS: June 3, 2024

Proxy Card

Proxy — LeMaitre Vascular, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 3, 2024

George W. LeMaitre and Joseph P. Pellegrino, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LeMaitre Vascular, Inc. to be held on June 3, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Lawrence J. Jasinski, FOR John J. O’Connor, FOR Joseph P. Pellegrino, Jr., FOR item 2 to approve, on an advisory basis, the compensation of the Company’s named executive officers, FOR item 3 to approve the Fourth Amended and Restated 2006 Stock Option and Incentive Plan, and FOR item 4 to ratify Grant Thornton LLP as our independent registered public accounting firm for 2024.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2024. The proxy statement, the notice of the annual meeting, directions to the annual meeting, a sample proxy card, and our 2023 annual report to stockholders are available at http://www.lemaitre.com/proxy.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

PLEASE SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A - Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

1. Election of Directors:

(01) Lawrence J. Jasinski	FOR	WITHHOLD
	☐	☐

(02) John J. O’Connor	FOR	WITHHOLD
	☐	☐

(03) Joseph P. Pellegrino, Jr.	FOR	WITHHOLD
	☐	☐

	FOR	AGAINST	ABSTAIN
2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To approve the Fourth Amended and Restated 2006 Stock Option and Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. To ratify Grant Thornton LLP as our independent registered public accounting firm for 2024.	☐	☐	☐

B - Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.

Signature 1 – Please keep signature within the box.

Signature 2 – Please keep signature within the box.

C – Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

Meeting Attendance – Mark box to the right if you plan to attend the Annual Meeting. ☐

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Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold
01 - Lawrence J. Jasinski	☐	☐
02 - John J. O'Connor	☐	☐
03 - Joseph P. Pellegrino, Jr.	☐	☐

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